                                                    Filed Pursuant to Rule 424B5

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 17, 2003)

                           $286,339,321 (Approximate)
                      AEGIS ASSET BACKED SECURITIES TRUST
             Mortgage Loan Asset Backed Certificates, Series 2003-1


                           [AEGIS MORTGAGE CORP. LOGO]

Aegis Asset Backed Securities Corporation             Aegis Mortgage Corporation
          Depositor                                            Seller


                      Chase Manhattan Mortgage Corporation
                                    Servicer

                              -------------------

   The trust will issue certificates including the following classes offered hereby:

     o Two classes of senior certificates, including one class of interest-only certificates.

     o    Three classes of subordinate certificates.

   The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, under "Summary of Terms--The Offered Certificates" beginning on page S-2 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-2 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

   The assets of the trust fund will primarily consist of a pool of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

   Investing in the certificates involves risks. You should consider the discussion under "Risk Factors" beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   The certificates offered by this prospectus supplement will be purchased by the Underwriters from Aegis Asset Backed Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Aegis Asset Backed Securities Corporation from the sale of these certificates will be approximately 100.42% of their initial total class principal amount before deducting expenses.

   On or about April 24, 2003, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System.

LEHMAN BROTHERS                              COUNTRYWIDE SECURITIES CORPORATION

           The date of this prospectus supplement is April 17, 2003.

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

   We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

   If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.



   After the initial distribution of the certificates offered by this prospectus supplement, this prospectus and prospectus supplement may be used by the Underwriters, in connection with market making transactions in those certificates. The Underwriters may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.



   Dealers will deliver a prospectus supplement and prospectus when acting as underwriter of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.



   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located

   This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                               Table of Contents

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of Terms ...................................................         S-1
The Offered Certificates ...........................................         S-2
Risk Factors .......................................................         S-7
Description of the Certificates ....................................        S-17
 General ...........................................................        S-17
 Book-Entry Registration ...........................................        S-18
 Distributions of Interest .........................................        S-22
 Determination of LIBOR ............................................        S-27
 Distributions of Principal ........................................        S-27
 Credit Enhancement ................................................        S-32
 Final Scheduled Distribution Date .................................        S-35
 Optional Purchase of Mortgage Loans ...............................        S-35
 The Trustee .......................................................        S-35
Description of the Mortgage Pool ...................................        S-36
 General ...........................................................        S-36
 Adjustable Rate Mortgage Loans ....................................        S-37
 The Index .........................................................        S-38
 Primary Mortgage Insurance ........................................        S-38
 Statistical Characteristics of the Mortgage Loans .................        S-40
Additional Information .............................................        S-50
Aegis Mortgage Corporation .........................................        S-50
Underwriting Standards .............................................        S-50
The Servicer .......................................................        S-57
Servicing of the Mortgage Loans ....................................        S-59
 General ...........................................................        S-59
 Servicing Compensation and Payment of Expenses ....................        S-59
 Prepayment Interest Shortfalls ....................................        S-60
 Advances, Servicing Advances ......................................        S-60
 Primary Mortgage Insurance ........................................        S-61
 Collection of Taxes, Assessments and Similar Items ................        S-61
 Insurance Coverage ................................................        S-61
 Evidence as to Compliance .........................................        S-61
 Servicer Default ..................................................        S-61
 The Credit Risk Manager ...........................................        S-61
 Optional Repurchase of Distressed Mortgage Loans ..................        S-62



                                                                            Page
                                                                            ----
 Special Servicer for Distressed Mortgage Loans ....................        S-62
The Agreement ......................................................        S-62
 Formation of the Trust ............................................        S-62
 Reports to Certificateholders .....................................        S-63
 Delivery and Substitution of Mortgage Loans .......................        S-64
 The Trustee .......................................................        S-64
 Voting Rights .....................................................        S-65
 Termination .......................................................        S-65
 Sale of Mortgage Loans ............................................        S-65
 Events of Default .................................................        S-66
 Governing Law .....................................................        S-66
Yield, Prepayment and Weighted Average Life ........................        S-67
 General ...........................................................        S-67
 Overcollateralization .............................................        S-69
 Subordination of the Offered Subordinate Certificates .............        S-69
 Weighted Average Life .............................................        S-70
Material Federal Income Tax Considerations .........................        S-76
 General ...........................................................        S-76
 Tax Treatment of the Class A-IO Certificates ......................        S-76
 Tax Treatment of the Remaining Offered Certificates ...............        S-76
Legal Investment Considerations ....................................        S-78
ERISA Considerations ...............................................        S-78
Use of Proceeds ....................................................        S-79
Underwriting .......................................................        S-79
Legal Matters ......................................................        S-79
Ratings ............................................................        S-79
Index of Principal Terms ...........................................        S-81
Annex A Global Clearance,
   Settlement and Tax Documentation Procedures .....................       S-A-1

                      [This page intentionally left blank]

                                Summary of Terms


   o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

   o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

   o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

   o Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of April 1, 2003, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Certificates--Distributions of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.


     Parties


     Issuer

      Aegis Asset Backed Securities Trust 2003-1.

     Trustee

      Wells Fargo Bank Minnesota, National Association.

     Seller

      Aegis Mortgage Corporation.

     Depositor

      Aegis Asset Backed Securities Corporation.


     Servicer

      Chase Manhattan Mortgage Corporation.

     Credit Risk Manager

      The Murrayhill Company will monitor and advise the servicer with respect to default management of the mortgage loans.

     PMI Insurer

      Mortgage Guaranty Insurance Corporation will provide primary mortgage insurance for approximately 75.71% of those mortgage loans with original loan-to-value ratios in excess of 60%.

                            The Offered Certificates


Classes of Certificates

   Aegis Asset Backed Securities Trust Mortgage Loan Asset-Backed Certificates, Series 2003-1 consist of the classes of certificates listed in the table below, together with the Class P, Class X and Class R Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.

                                       Class          Interest      CUSIP
   Class                        Principal Amount(1)     Rate        Number
   -----                        -------------------     ----        ------
   A1.......................       $249,115,000          (2)      00764M AA5
   A-IO.....................            (3)               6%      00764M AB3
   M1.......................       $ 16,464,000          (2)      00764M AC1
   M2.......................       $ 12,169,000          (2)      00764M AD9
   B1.......................       $  8,591,321          (2)      00764M AE7

---------------

(1) These balances are approximate, as described in this prospectus supplement.

(2) Interest will accrue on the Class A1, M1, M2 and B1 Certificates based on one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest." The margins may adjust upwards as described in "Description of Certificates--Distributions of Interest" in this prospectus supplement.

(3) The Class A-IO Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts, as described in this prospectus supplement. Interest will not be payable on the Class A-IO Certificates after the distribution date in April 2006.

   The certificates offered by this prospectus supplement will be issued in book-entry form.

   See "Description of the Certificates--General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of Offered Certificates.

   The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of April 1, 2003 (the "cut off date") of approximately $286,339,321.

   The rights of holders of the Class M1, M2 and B1 Certificates to payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below. We refer to those certificates as "subordinate" certificates, and we refer to the Class A and A-IO Certificates as "senior" certificates.

   The Class P Certificate will be entitled to all the cash flow arising from Prepayment Premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, such amounts will not be available for payment to the servicer or to holders of the Offered Certificates.

   The Offered Certificates (other than the Class A-IO Certificates) will have an approximate total initial principal amount of $286,339,321. Any difference between the total principal amount of the Offered Certificates on the date they are issued and the approximate total principal amount of the Offered Certificates as reflected in this prospectus supplement will not exceed 5%.

Distributions on the Certificates

   Principal and interest on the certificates will be distributed on the 25th day of each month, or if the 25th day is not a business day, on the next business day thereafter, beginning May 27, 2003.

Interest Distributions

   Interest will accrue on each class of Offered Certificates at the applicable annual rates described in this prospectus supplement. No interest will accrue on the Class A-IO Certificates after the accrual period relating to the distribution date in April 2006.

   See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

Principal Distributions

   The amount of principal distributable to the Offered Certificates (other than the Class A-IO Certificates) will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different certificate classes, (2) funds actually received on the mortgage loans that are available to make principal distributions on the certificates and (3) the application of excess interest to pay principal on the certificates. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

   The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in May 2006 or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

   The Class A-IO Certificates are interest-only certificates and will not be entitled to distributions of principal.

   See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Limited Recourse

   The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and amounts on deposit in reserve funds. No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

   The payment structure of this securitization includes excess interest, overcollateralization, subordination, loss allocation and primary mortgage insurance to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The Class B1 Certificates are more likely to experience losses than the Class M2, Class M1, Class A1 and Class AIO Certificates. The Class M2 Certificates are more likely to experience losses than the Class M1, Class A1 and Class A-IO Certificates; and the Class M1 Certificates are more likely to experience losses than the Class A1 and Class A-IO Certificates.

   See "Risk Factors--Potential Inadequacy of Credit Enhancement," and "Description of the Certificates--Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination, loss allocation and primary mortgage insurance.

Subordination of Payments

   Certificates with an "A" in their class designation will have a payment priority as a group over other certificates. The Class M1 Certificates will have a payment priority over the Class M2 and Class B1 Certificates; the Class M2 Certificates will have a payment priority over the Class B1 Certificates. Each class of Offered Certificates will have a payment priority over the Class X and Class R Certificates but not the Class P Certificates.

   See "Description of the Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

Allocation of Losses

   As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described herein) will be applied to reduce the principal amount of the subordinate class of Offered Certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization will first be allocated in reduction of the principal amount of the Class B1 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero, and finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. Losses will not reduce the principal amount of the Class A1 Certificates. If a loss has been allocated to reduce the principal amount of your subordinate certificate, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

   See "Description of the Certificates--Credit Enhancement--Application of Realized Losses" in this prospectus supplement.

Excess Interest

   The mortgage loans owned by the trust fund bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and certain fees and expenses of the trust fund. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

   See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

   To the extent described in this prospectus supplement, a portion of excess interest will be applied to pay principal on the Class A1 Certificates, thereby (1) reducing the principal balance of such class at a faster rate than the principal balance of the mortgage loans is being reduced (such excess amortization referred to as "overcollateralization") and (2) achieving and maintaining the required level of overcollateralization. We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to achieve or maintain the required level of overcollateralization.

   See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement.

   See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Primary Mortgage Insurance

   A loan-level primary mortgage insurance policy will be obtained on behalf of the trust fund for approximately 75.71% of those mortgage loans with original loan-to-value ratios in excess of 60%. However, such primary mortgage insurance policy will provide only limited protection against losses on defaulted mortgage loans.

   See "Description of the Mortgage Pool--Primary Mortgage Insurance" in this prospectus supplement.

The NIMS Insurer

   One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities issued by a separate trust and secured by all or a portion of the Class P and Class X Certificates, in the event such net interest margin securities are issued. In such event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

   We refer you to "Risk Factors--Rights of the NIMS Insurer May Affect Offered Certificates" in this prospectus supplement for additional information concerning the NIMS Insurer.

The Mortgage Loans

   As of the cut off date, the mortgage pool consisted primarily of approximately 2,085 conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance of approximately $286,339,321. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

   Approximately 11.65% of the mortgage loans are Fixed Rate Mortgage Loans. Approximately 98.62% of the mortgage loans have original terms to stated maturity of greater than 15 years and not greater than 30 years, and approximately 1.38% of the mortgage loans have original terms to stated maturity of not greater than 15 years.

   The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less restrictive than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

   The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

Servicing of the Mortgage Loans

   The mortgage loans will be serviced by Chase Manhattan Mortgage Corporation.

   See "The Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

Optional Purchase of the Mortgage Loans

   The Class X owner and the NIMS Insurer, if any, may purchase the mortgage loans on any distribution date following the month in which the total principal balance of the mortgage loans declines to less than 10% of their total principal balance as of April 1, 2003. If the Class X owner fails to exercise such option, the NIMS Insurer, if any, will have the right to exercise such option so long as it is insuring the net interest margin securities or any amounts payable to the NIMS Insurer, if any, in respect of the insurance remain unpaid.

   If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

   If the option to purchase the mortgage loans is not exercised at the earliest possible distribution date as described above, then, beginning with the next succeeding distribution date and thereafter, the interest rates of the Class A1, M1, M2 and B1 Certificates will be increased as described in this prospectus supplement.

   See "Description of the Certificates--Optional Purchase of Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "Description of the Certificates--Distributions of Interest" in this prospectus supplement for a description of the increased interest rates to be paid on the Class A1, M1, M2 and B1 Certificates in the event that the purchase option with respect to the mortgage loans is not exercised as described above.

Tax Status

   The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the Offered Certificates, the Class P and the Class X Certificates will represent ownership of "regular interests" in a REMIC. The Class R Certificate will be designated as the sole class of "residual interest" in each of the REMICs.

   The Class A-IO Certificates will be, and certain other of the Offered Certificates may be, issued with original issue discount for federal income tax purposes.

   See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

   Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

   See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

   The Class A1, A-IO and Class M1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as described herein. None of the other Offered Certificates will be "mortgage related securities."

   There may be other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

   See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Certificates

   The certificates offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc., Standard and Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. and Fitch Ratings.


                                 Standard &
                       Moody's     Poor's     Fitch's
   Class               Rating      Rating     Rating
   -----               ------      ------     ------
   A1                   Aaa         AAA        AAA
   A-IO                 Aaa         AAA        AAA
   M1                   Aa2          AA         AA
   M2                    A2          A          A
   B1                   Baa2        BBB        BBB


   o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

   o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates, particularly the Class A-IO Certificates, may be lower than anticipated.

   o The ratings do not address the payment of any basis risk shortfalls with respect to the Class A1, Class M1, Class M2 and Class B1 Certificates.

   See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  Risk Factors


   The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Offered Certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Higher Expected Delinquencies
 of the Mortgage Loans  . . .   In general, the underwriting guidelines
                                applied to the mortgage loans to be included in the trust fund are not as strict as Fannie
                                Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. The Seller's underwriting of the mortgage loans generally consisted of analyzing the creditworthiness of a mortgagor based on both a credit score and mortgage history, the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and the adequacy of the mortgaged property expressed in terms of Loan-to-Value Ratio, to serve as the collateral for a mortgage loan.

                                Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                See "Description of the Mortgage Pool--General" in this prospectus supplement for a description of the characteristics of the mortgage loans and "Aegis Mortgage Corporation--Underwriting
                                Standards" for a general description of the underwriting standards applied in originating the mortgage loans.

Mortgage Loan Interest Rates
 May Limit Interest Rates
 on the Certificates  . . . .   The Class A1, M1, M2 and B1 Certificates will
                                accrue interest at an interest rate based on the one-month LIBOR index plus a specified margin, but such interest rates are subject to limitations. The limit on the interest rate of each of these certificates is based on the weighted average interest rate of the mortgage loans, net of interest payable on the Class A-
                                IO Certificates and certain allocable fees and expenses of the trust fund. Substantially all of the mortgage loans to be included in the mortgage pool will have interest rates that either are fixed or adjust based on a six-month LIBOR index, as described in "Description of the Mortgage Pool--The Index."

                                The adjustable rate mortgage loans may also have periodic maximum and minimum limitations on adjustments to their interest rates, and substantially all of such adjustable rate mortgage loans will have the first adjustment to their interest rates two to five years after their first payment dates. As a result, the Class A1, M1, M2 and B1 Certificates may accrue less interest than they would accrue if their interest rate were based solely on the one-month LIBOR index plus the specified margin. A variety of factors could limit the interest rates and adversely affect the yield to maturity on the Class A1, M1, M2 and B1 Certificates. Some of these factors are described below.

                                o The interest rates for the Class A1, M1, M2 and B1 Certificates adjust monthly, while the interest rates on the mortgage loans to be included in the mortgage pool either adjust less frequently or do not adjust at all. Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates on the related certificates for extended periods in a rising interest rate environment.

                                o The interest rates on the adjustable rate mortgage loans to be included in the mortgage pool may respond to economic and market factors that differ from those that affect one-month LIBOR. It is possible that the interest rates on the adjustable rate mortgage loans may decline while the interest rates on the Class A1, M1, M2 and B1 Certificates are stable or rising. It is also possible that the interest rates on the adjustable rate mortgage loans to be included in the mortgage pool and the interest rates on the Class A1, M1, M2 and B1 Certificates may both decline or increase during the same period, but that the interest rate on such certificates may decline or increase more slowly or rapidly.

                                If the interest rates on the Class A1, M1, M2 and B1 Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on such date or future distribution dates, but only if there is enough cashflow generated from excess interest on the mortgage loans to fund such shortfalls.

                                See "Description of the
                                Certificates--Distributions of Interest" and
                                "--Credit Enhancement--Overcollateralization" in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see "Description of the Mortgage Pool" in this prospectus supplement.

Potential Inadequacy of Credit
 Enhancement  . . . . . . . .   The certificates are not insured by any
                                financial guaranty insurance policy. The excess interest, overcollateralization, subordination, loss allocation and primary mortgage insurance features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                Excess Interest and Overcollateralization. In order to achieve and then to maintain overcollateralization it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the Offered Certificates as well as fees and expenses of the trust fund. We expect that the mortgage loans will generate more interest than is needed to pay interest accrued on the Offered Certificates and the fees and expenses of the trust fund, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans. After these financial obligations of the trust fund are covered, available excess interest generated by the mortgage loans will be used to achieve and maintain overcollateralization.

                                We cannot assure you, however, that the
                                mortgage loans will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                o Prepayments. Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                o Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because such mortgage loans will no longer be outstanding and generating interest.

                                o Increases in LIBOR. Substantially all the mortgage loans have either fixed interest rates or interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the Class A1, M1, M2 and B1 Certificates. As a result of an increase in one-month LIBOR, the interest rate on such certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

                                See "Description of the Certificates--Credit
                                Enhancement--Overcollateralization" in this prospectus supplement.

                                Subordination. If applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

                                o if you buy a Class B1 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class B1 Certificates by the amount of that excess;

                                o if you buy a Class M2 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B1 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2 Certificates by the amount of that excess; and

                                o if you buy a Class M1 Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class B1 and Class M2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1 Certificates by the amount of that excess.

                                Losses on the mortgage loans will not reduce the principal amount of the Class A1 Certificates.

                                If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the Offered Certificates and the fees and expenses of the trust fund, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made to the Class A1, M1, M2 and B1 Certificates in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

                                See "Description of the Certificates--Credit
                                Enhancement-- Subordination" and "--Application of Realized Losses" in this prospectus supplement.

                                Primary Mortgage Insurance.  Approximately
                                94.05% of the mortgage loans have original loan-to-value ratios greater than 60%, calculated as described under "Description of the Mortgage Pools--General." A loan-level primary mortgage insurance policy from the PMI Insurer, as described in this prospectus supplement, will be acquired on behalf of the trust fund, providing initial coverage for approximately 75.71% of those mortgage loans, with original loan-to-value ratios greater than 60%. However, this policy is subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio of the related mortgaged property at inception of the policy, a decline in the value of the mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, such policy will provide only limited protection against losses on the mortgage loans.

                                See "Description of the Mortgage Pool--Primary Mortgage Insurance" in this prospectus supplement.

Effect of Creditworthiness of
 Primary Mortgage Insurer on
 Ratings of Certificates  . .   The ratings assigned to the Offered
                                Certificates by the rating agencies will be based in part on the credit ratings assigned to the PMI Insurer which will provide loan-level primary mortgage insurance coverage as described above. The credit ratings assigned to such insurance company could be qualified, reduced or withdrawn at any time. Any qualification, reduction or withdrawal of the ratings assigned to such insurance company could result in reduction of the ratings assigned to the Offered Certificates, which could in turn affect the liquidity and market value of the Offered Certificates.

Unpredictability and Effect of
 Prepayments  . . . . . . . .   The rate of prepayments on the mortgage loans
                                will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 85.07% of the mortgage loans to be included in the mortgage pool require the borrower to pay a Prepayment Premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during a stated period that ranges from one year to five years after origination. These Prepayment Premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the Seller of the mortgage loans to the depositor may be required to repurchase mortgage loans from the trust in the event that certain breaches of representations and warranties occur and are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

                                A prepayment of a mortgage loan will usually result in a payment of principal on the Offered Certificates.

                                o  If you purchase your certificates at a
                                   discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                o  If you purchase your certificates at a
                                   premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans included in Servicer's portfolios.

                                See "Yield, Prepayment, and Weighted Average
                                Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation
 Proceeds; Liquidation Proceeds
 May Be Less Than Mortgage
 Loan Balance . . . . . . . .   Substantial delays could be encountered in
                                connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Geographic Concentration of
 Mortgage Loans . . . . . . .   Approximately 13.02%, 7.07%, 6.87%, 6.04%,
                                6.01% and 5.70% of the mortgage loans to be included in the mortgage pool are secured by properties located in California, New York, Massachusetts, Ohio, Florida and Michigan. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in that state because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                o weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                o  declines in the residential real estate
                                   markets in these states may reduce the
                                   values of properties located in those
                                   states, which would result in an increase in the loan-to-value ratios.

                                o  properties in California may be more
                                   susceptible than homes located in other
                                   parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

                                Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

                                For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the geographic distribution table under "Description of the Mortgage Pool" in this prospectus supplement.

Limited Ability to Resell
 Certificates . . . . . . . .   The underwriters are not required to assist in
                                resales of the Offered Certificates, although they may do so. A secondary market for any class of Offered Certificates may not develop.
                                If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

Special Risks for the Class
 A-IO Certificates . . . . . .  Interest will accrue on the Class A-IO
                                Certificates on a declining scheduled notional amount described in this prospectus supplement. After the distribution date in April, 2006, the notional amount of the Class A-IO Certificates will be zero and, therefore, current interest will no longer be payable on the Class A-IO Certificates. In the event that the mortgage loans prepay at an extremely rapid rate resulting in their prepayment in full or the exercise of an optional purchase while the Class A-IO Certificates remain outstanding, investors in the Class A-IO Certificates could fail to recover their initial investments.

Rights of the NIMS Insurer May
 Affect Offered Certificates    One or more insurance companies, referred to
                                herein as the "NIMS Insurer," may be requested to issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and to be secured by all or a portion of the Class P and Class X
                                Certificates, in the event such net interest margin securities are issued. If such an insurance policy is issued, the Pooling and Servicing Agreement for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the

                                Offered Certificates, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the NIMS Insurer: (i) the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer, under the Pooling and Servicing Agreement in the event of a default by servicer; (ii) the right to remove the trustee or any co-trustee pursuant to the Pooling and Servicing Agreement; and (iii) the right to direct the trustee to make investigations and take actions pursuant to the Pooling and Servicing Agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer's consent will be required prior to, among other things,
                                (i) the waiver of any default by the servicer or the trustee, (ii) the appointment of any successor thereto or any co-trustee or (iii) any amendment to the Pooling and Servicing Agreement. The NIMS Insurer will also have additional rights in the Pooling and Servicing Agreement.

                                Investors in the Offered Certificates should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the Offered Certificates. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of the Offered Certificates. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the Offered Certificates in connection with the exercise or non-exercise of the NIMS Insurer's rights.

                                The NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the Offered Certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Offered Certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

Terrorist Attacks and Military
 Action . . . . . . . . . . .   The effects that military action by U.S.
                                forces in Iraq or other regions, or terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S.
                                military reservists or members of the National
                                Guard may significantly increase the
                                proportion of mortgage loans whose mortgage rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940 or similar state laws. The interest distributable to holders of the senior and subordinate certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible as a result of application of the Relief Act and neither the servicer nor any other party will be required to fund any interest shortfall caused by any such reduction. In addition, certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state laws.

Violation of Various Federal
 and State Laws May Result
 in Losses on the Mortgage
 Loans  . . . . . . . . . . .   Applicable state laws generally regulate
                                interest rates and other charges, require certain disclosure, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                The mortgage loans are also subject to federal laws, including:

                                o  the federal Truth-in-Lending Act and
                                   Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                o  the Equal Credit Opportunity Act and
                                   Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                o  the Fair Credit Reporting Act, which
                                   regulates the use and reporting of
                                   information related to the mortgagor's
                                   credit experience.

                                Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.

                                The Seller will represent that as of the closing date, each mortgage loan originated by it is in compliance with applicable federal and/or state laws and regulations. In the event of a breach of such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under "The Agreement--Sale of Mortgage Loans" in this prospectus supplement.

High Cost Loans . . . . . . .   None of the mortgage loans are "High Cost
                                Loans" within the meaning of the federal
                                Truth-in-Lending Act by the Home Ownership and
                                Equity Protection Act of 1994 (the
                                "Homeownership Act").

                                In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Seller's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. None of the mortgage loans were originated in Georgia.

                        Description of the Certificates


General

   The Series 2003-1 Mortgage Loan Asset Backed Certificates issued by Aegis Asset Backed Securities Trust (the "Certificates") will consist of the Class A1, Class A-IO, Class M1, Class M2, Class B1, Class P, Class X and Class R Certificates. The Class A1 and Class A-IO Certificates are referred to herein as the "Senior Certificates;" the Class M1, Class M2 and Class B1 Certificates are collectively referred to herein as the "Offered Subordinate Certificates;" and the Offered Subordinate Certificates, together with the Class X and Class R Certificates, are sometimes collectively referred to herein as the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby. The Class A-IO Certificates are sometimes referred to herein as the "Interest-only Certificates." The Class A1, Class M1, Class M2 and Class B1 Certificates are also sometimes collectively referred to herein as the "LIBOR Certificates." The Class R Certificate is also referred to as the "Residual Certificate."

   The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool (a "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in a certificate account maintained by the Trustee (the "Certificate Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) the primary mortgage and other insurance policies covering certain of the mortgage loans or the related mortgaged properties,
(5) the rights of the Depositor under the Sale and Assignment Agreement, as described under "The Agreement--Sale of Mortgage Loans," (6) the Basis Risk Reserve Fund, as described under "--Distributions of Interest--Basis Risk Shortfalls," and (7) all proceeds of the foregoing.

   Each class of Offered Certificates (other than the Class A-IO Certificates) will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-2. The Class R Certificates will be issued without principal or notional amounts or interest rates, and will be entitled only to such amounts as are described herein. The Class A-IO Certificates will be issued in an initial aggregate notional amount (the "Class Notional Amount") described under "--Distributions of Interest." The Class X Certificate will be issued with an initial principal amount equal to the excess of (x) the cut off date balance of the Mortgage Loans over (y) the initial Class Principal Amount of all the certificates (other than the Class X Certificate). The initial total Certificate Principal Amount (as defined herein) of the Offered Certificates may be increased or decreased by up to five percent to the extent that the cut off date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pool" herein. The date on which the Certificates are issued is referred to herein as the "Closing Date".

   The Class X Certificates will be entitled to monthly excess cashflow remaining after required distributions are made to the Offered Certificates. The Class P Certificates will be entitled to receive all Prepayment Premiums received in respect of the Mortgage Loans and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates. The Class X and Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other Classes of Certificates. The Class R Certificate evidences the residual interest in the REMICs.

   An affiliate of the Seller will initially hold the Class P and Class X Certificates and may place such Certificates into a separate trust and issue securities backed by all or a portion of such Certificates (the "NIMS Transaction"). The net interest margin securities (hereinafter, "NIMS Securities") issued in the NIMS Transaction may be insured by one or more financial guaranty insurance companies (such entities, collectively, the "NIMS Insurer"). If the NIMS Securities are so insured, the NIMS Insurer will have certain rights under the Pooling and Servicing Agreement as described herein.

   Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business
Day, beginning in May 2003 (each, a "Distribution Date"), to
Certificateholders of record on the applicable Record Date. The "Record Date" for the Offered Certificates and each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Colorado, Minnesota, Maryland (or, as to the Servicer, such other states as are specified in the Pooling and Servicing Agreement) are closed.

   Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "--The Trustee" herein.

   The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Certificates." The Class A1 Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Class A-IO Certificates will be issued in minimum denominations of $500,000 in Notional Amount (as defined herein) and integral multiples of $1 in excess thereof. The Offered Subordinate Certificates will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

   Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount of the related Class registered in the name of the nominee of DTC. Aegis Asset Backed Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration--Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

   General. Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive

Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

   Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--Taxation of Securities Treated as Debt Instruments" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

   Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Taxation of Securities Treated as Debt Instruments--Foreign Persons" and "--Information Reporting" in the Prospectus.

   Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

   Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

   DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry

Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Depositor, the Seller, the Servicer or the Trustee (as such terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Distributions of Interest

   Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal the sum of (1) Current Interest (as defined herein) for such class on such date and (2) any Carryforward Interest (as defined herein) for such class and for such date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period (as defined below). Interest will accrue on the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

   o "Current Interest" with respect to any class of Offered Certificates and any Distribution Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related Accrual Period on the Class Principal Amount (or Class Notional Amount, in the case of the Class A-IO Certificates) of such class immediately prior to such Distribution Date.

   o "Carryforward Interest" with respect to any class of Offered Certificates and any Distribution Date will equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

   o The "Accrual Period" applicable to the Offered Certificates, other than the Class A-IO Certificates, with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The Accrual Period applicable to the Class A-IO Certificates with respect to each Distribution Date will be the prior calendar month.

   The "Interest Rates" for the Offered Certificates will be the applicable annual rates described below:

   o Class A1 Certificates: the lesser of (i) LIBOR plus 0.40% (the "A1 Spread") and (ii) the Net Funds Cap (as defined below).

   o Class A-IO Certificates: a fixed interest rate of 6.00% per annum for each Accrual Period related to a Distribution Date on or prior to the Distribution Date in April 2006. Thereafter, the Class A-IO Certificates will not accrue interest and will not be entitled to any interest payments.

   o Class M1 Certificates: the lesser of (i) LIBOR plus 1.05% (the "M1 Spread") and (ii) the Net Funds Cap.

   o Class M2 Certificates: the lesser of (i) LIBOR plus 2.25% (the "M2 Spread") and (ii) the Net Funds Cap.

   o Class B1 Certificates: the lesser of (i) LIBOR plus 3.50% (the "B1 Spread") and (ii) the Net Funds Cap.

   If the option to purchase the Mortgage Loans is not exercised on the Initial Purchase Date by the Class X owner or the NIMS Insurer, if any, as described under "--Optional Purchase of Mortgage Loans" herein, then with respect to the next following Distribution Date and each succeeding Distribution Date thereafter, the A1 Spread will be increased to 0.80%, the M1 Spread will be increased to 1.575%, the M2 Spread will be increased to 3.375% and the B1 Spread will be increased to 5.25%.

   Definitions Relating to Interest Payment Priorities.

   o The "Class Principal Amount" is the aggregate of the Certificate Principal Amounts of all certificates of a class.

   o The "Certificate Principal Amount" of any LIBOR Certificate as of any Distribution Date will be its Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date, and in the case of any Offered Subordinate Certificate, as reduced by any Applied Loss Amount (as defined at "--Credit Enhancement--Application of Realized Losses") previously allocated thereto.

   o The "Notional Amount" of each Class A-IO Certificate as of any Distribution Date will equal that Certificate's Percentage Interest of the Class Notional Amount of the Class A-IO Certificates for that date.

   o The "Class Notional Amount" of the Class A-IO Certificates for any Distribution Date will be the lesser of (x) the Pool Balance as of the immediately preceding Distribution Date (or as of the cut off date in the case of the first Distribution Date) and (y) the following amounts:

      o for any Distribution Date falling within the period May 2003 through July 2003 the Class Notional Amount will equal approximately $19,277,910;

      o for any Distribution Date falling within the period August 2003 through October 2003 the Class Notional Amount will equal approximately $17,900,000;

      o for any Distribution Date falling within the period November 2003 through January 2004 the Class Notional Amount will equal approximately $16,100,000;

      o for any Distribution Date falling within the period February 2004 through April 2004 the Class Notional Amount will equal approximately $14,900,000;

      o for any Distribution Date falling within the period May 2004 through July 2004 the Class Notional Amount will equal approximately $14,050,000;

      o for any Distribution Date falling within the period August 2004 through October 2004 the Class Notional Amount will equal approximately $13,050,000;

      o for any Distribution Date falling within the period November 2004 through April 2006 the Class Notional Amount will equal approximately $11,700,000; and

      o for any Distribution Date after April 2006 the Class Notional Amount will equal zero.

   o The "Net Funds Cap" with respect to each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the Pool Balance (as defined below) for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

   o The "Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related Collection Period (as defined at "--Distributions of Principal" below) divided by (y) 12 and (B) the Pool Balance for the immediately preceding Distribution Date exceeds (2) in the case of the first 36 Distribution Dates only, an amount equal to the product of (x) 0.50% and (y) the Class Notional Amount of the Class A-IO Certificates immediately before such Distribution Date and (B) thereafter, zero.

   o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Aggregate Expense Rate.

   o The "Aggregate Expense Rate" for any Mortgage Loan equals the sum of the related Servicing Fee Rate (as described at "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses"), the Trustee Fee Rate (as described at "-- The Trustee" below) and the applicable Insurance Fee Rate (as described at "Description of the Mortgage Pool--General" below).

   o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Soldiers' and Sailors' Relief Act.

   o The "Pool Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined at "--Distributions of Principal") of the Mortgage Loans as of such date.

   Interest Payment Priorities. On each Distribution Date, the Interest Remittance Amount (as defined below) for such date will be distributed in the following order of priority:

      (i) concurrently to the Class A1 Certificates and the Class A-IO Certificates, Current Interest (taking into account the Net Funds Cap, if applicable) and any Carryforward Interest for such class for such Distribution Date;

      (ii) to the Class M1 Certificates, Current Interest (taking into account the Net Funds Cap, if applicable) and any Carryforward Interest for such class for such Distribution Date;

      (iii) to the Class M2 Certificates, Current Interest (taking into account the Net Funds Cap, if applicable) and any Carryforward Interest for such class for such Distribution Date;

      (iv) to the Class B1 Certificates, Current Interest (taking into account the Net Funds Cap, if applicable) and any Carryforward Interest for such class for such Distribution Date;

      (v) to the Credit Risk Manager, the Credit Risk Manager's Fee;

      (vi) to the Trustee and the Servicer, any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

      (vii) for application as part of Monthly Excess Cashflow for such Distribution Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (v) (such amount, the "Monthly Excess Interest" for such Distribution Date).

   The "Interest Remittance Amount" with respect to any Distribution Date will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans during the related Collection Period (as defined herein) by the Servicer or the Trustee, minus (x) the Servicing Fee and the Trustee Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances (as defined at "Servicing of the Mortgage Loans--Advances") and other amounts due to the Servicer or the Trustee with respect to the Mortgage Loans, to the extent allocable to interest and previously unreimbursed Servicing Advances and (z) certain primary mortgage insurance premiums paid with respect to certain of the Mortgage Loans (and certain state taxes imposed on such premiums) as described at "Description of the Mortgage Pool --General", (2) all Compensating Interest (as defined herein) paid by the Servicer with respect to the Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of any Purchase Price (as defined herein) or Substitution Amount (as defined herein) paid with respect to the Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds (as defined herein), Insurance Proceeds (as defined herein) and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) other costs, expenses or liabilities reimbursable to the Servicer or the Trustee to the extent provided in the Pooling and Servicing Agreement.

   o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

   o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, and any unpaid Advances or Servicing Advances, unpaid Servicing Fees, and interest with respect thereto.

   Basis Risk Shortfalls. With respect to each Distribution Date and any class of LIBOR Certificates, to the extent that (a) the amount calculated under clause (i) of the definition of "Interest Rate" for such class exceeds (b) the Net Funds Cap (such excess, a "Basis Risk Shortfall"), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable Interest Rate (calculated without regard to the Net Funds Cap) before the holders of the Class X and Class R Certificates are entitled to any distributions. Such class of LIBOR Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow (as described below) for the related Distribution Date, treated as paid from and to the extent such funds are on deposit in a reserve fund (the "Basis Risk Reserve Fund"). See "--Credit Enhancement--Application of Monthly Excess Cashflow" below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (i) an initial deposit of $1,000 by Depositor and (ii) certain amounts that would otherwise be distributed to the Class X Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of LIBOR Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate (as defined below) exceeds (y) the amount payable at the Net Funds Cap.

   o The "Unpaid Basis Risk Shortfall" for any class of LIBOR Certificates on any Distribution Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the Net Funds Cap, but limited to a rate no greater than the Maximum Interest Rate.

   o The "Maximum Interest Rate" with respect to any Distribution Date will be an annual rate equal to the product of (x) the amount, if any, by which
     (1) the weighted average of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the mortgage loans exceeds (2)(I) in the case of the first 36 Distribution Dates only, the sum of the (A) Aggregate Expense Rate and (B) the product of (x) 0.50% and (y) a fraction, the numerator of which is the Class Notional Amount of the Class A-IO Certificates and the denominator of which is the Pool Balance for that Distribution Date and (II) thereafter, the Aggregate Expense Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

   o The amount of Monthly Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund. The "Basis Risk Payment" for any Distribution Date will be the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date, and (3) any Required Reserve Fund Deposit (as specified in the Pooling and Servicing Agreement) for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cash Flow otherwise distributable in respect of the Class X Certificates.

   Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of the Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the Certificates could result. The amount by which one month's interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall."

   With respect to prepayments in full and in part received from a borrower during the period from the 16th to the last day of each calendar month, the Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date). The Servicer is obligated to reduce its servicing compensation for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not otherwise paid by the Servicer. See "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" herein. Any such payment by the Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Determination of LIBOR

   On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

   The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate
Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

   A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

   With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

   The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

   LIBOR for the first Accrual Period will be 1.32%.

Distributions of Principal

   General Definitions. Distributions of principal on the Offered Certificates (other than Class A-IO Certificates) will be made from the Principal Distribution Amount and from Monthly Excess Cashflow, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below.

   o The "Principal Distribution Amount" for any Distribution Date will be equal to the Principal Remittance Amount for such date minus the Aggregate Overcollateralization Release Amount (as defined under "--Definitions Relating to Principal Payment Priorities" below), if any, for such Distribution Date.

   o The "Principal Remittance Amount" for any Distribution Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer or the Trustee (less unreimbursed Advances due to the Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to principal), (2) all prepayments in full or in part received on the Mortgage Loans during the related Prepayment Period (exclusive of any related Prepayment Premiums),
     (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loans during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, minus (b) any other costs, expenses or liabilities reimbursable to the Servicer or the Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

   o The "Collection Period" with respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

   o "Insurance Proceeds" means any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related mortgaged property or to be paid to the borrower pursuant to the mortgage note or state law.

   o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired by foreclosure or deed in lieu of foreclosure.

   o The "Prepayment Period" with respect to each Distribution Date is the period beginning on the 16th day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs.

   o A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

   o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

   Principal Payment Priorities. The Principal Distribution Amount will be distributed on each Distribution Date as follows:

   On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

      (i) to the Class A1 Certificates, until the Class Principal Amount of such class has been reduced to zero;

      (ii) to the Class M1 Certificates, until the Class Principal Amount of such class has been reduced to zero;

      (iii) to the Class M2 Certificates, until the Class Principal Amount of such class has been reduced to zero;

      (iv) to the Class B1 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

      (v) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (iv) above.

   On each Distribution Date prior to the Stepdown Date or with respect to which a Trigger Event is in effect, once the aggregate Certificate Principal Amount of the Class A1, Class M1, Class M2 and Class B1 Certificates equals the Target Amount for such Distribution Date, the remaining Principal Distribution Amount will be distributed as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below.

   On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

      (i) so long as the Class M1, Class M2 or Class B1 Certificates are outstanding, to the Class A1 Certificates, an amount equal to the lesser of
   (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; otherwise to the Class A1 Certificates, the Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (ii) to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A1 Certificates on such Distribution Date pursuant to clause (i) above, and (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (iii) to the Class M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A1 and Class M1 Certificates on such Distribution Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (iv) to the Class B1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A1, Class M1 and Class M2 Certificates on such Distribution Date pursuant to clauses (i), (ii) and
   (iii) above, respectively, and (y) the B1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

      (v) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (iv) above.

   Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each class of Offered Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Offered Certificates, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

   Definitions Relating to Principal Payment Priorities.

   o The "Target Amount" for any Distribution Date will be equal to the Pool Balance as of such Distribution Date minus the Targeted
     Overcollateralization Amount for such Distribution Date.

   o A "Trigger Event" is in effect with respect to any Distribution Date if
     (i) a Delinquency Event has occurred for such Distribution Date or (ii) if an Overcollateralization Cumulative Loss Trigger Event has occurred for such Distribution Date.

   o The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

   o A "Delinquency Event" shall occur with respect to any Distribution Date, if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 50% of the Senior Enhancement Percentage for such Distribution Date.

   o The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

   o An "Overcollateralization Cumulative Loss Trigger Event" shall have occurred with respect to any Distribution Date, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the cut off date through the last day of the related Collection Period by (y) the cut off date Pool Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

        Distribution Date                                Loss Percentage
          -----------------                              ---------------
        May 2006 through April 2007  .................        2.25%
        May 2007 through April 2008  .................        3.50%
        May 2008 through April 2009  .................        4.75%
        May 2009 and thereafter ......................        5.25%


   o The "Stepdown Date" is the later to occur of (x) the Distribution Date in May 2006, and (y) the first Distribution Date on which the Senior Enhancement Percentage has increased to not less than twice the Senior Enhancement Percentage as of the Closing Date.

   o The "Senior Principal Distribution Amount" for any Distribution Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date the amount, if any, by which (x) the aggregate Class Principal Amount of the Class A1 Certificates immediately prior to that Distribution Date exceeds (y) the Senior Target Amount (as defined below).

   o The "M1 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Principal Amount of the Class

     A1 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount (as defined below).

   o The "M2 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1 and Class M1 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount (as defined below).

   o The "B1 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class M1 and Class M2 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B1 Certificates immediately prior to such Distribution Date exceeds (y) the B1 Target Amount (as defined below).

   o The "Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amounts of the Class A1, Class M1, Class M2 and Class B1 Certificates after giving effect to distributions on such Distribution Date.

   o The "Overcollateralization Deficiency" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Offered Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

   o The "Aggregate Overcollateralization Release Amount" with respect to any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Offered Certificates) exceeds (2) the Targeted Overcollateralization Amount for such date.

   o The "Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amounts of the Offered Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) and the denominator of which is the Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

   o The "Targeted Overcollateralization Amount" with respect to any Distribution Date (x) prior to the Stepdown Date, will be equal to approximately $3,006,562, (y) on or after the Stepdown Date and provided a Trigger Event is not in effect, will be equal to the greater of (1) approximately 0.50% of the cut off date Balance and (2) the lesser of (i) approximately 1.05% of the cut off date Balance and (ii) approximately 2.10% of the Pool Balance after giving effect to distributions on such Distribution Date, and (z) on or after the Stepdown Date and provided a Trigger Event is in effect, will be equal to the Targeted Overcollaterization Amount for the immediately preceding Distribution Date.

   o The "Senior Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 71.90% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which
     (i) the Pool Balance for such Distribution Date exceeds (ii) approximately 0.50% of the cut off date Pool Balance.

   o The "M1 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 83.40% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which
     (i) the Pool Balance for such Distribution Date exceeds (ii) approximately 0.50% of the cut off date Pool Balance.

   o The "M2 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 91.90% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which
     (i) the Pool Balance for such Distribution Date exceeds (ii) approximately 0.50% of the cut off date Pool Balance.

   o The "B1 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 97.90% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which
     (i) the Pool Balance for such Distribution Date exceeds (ii) approximately 0.50% of the cut off date Pool Balance.

Credit Enhancement

   Credit enhancement for the Offered Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined herein), excess interest and overcollateralization and primary mortgage insurance, in each case as described herein.

   Subordination. The rights of holders of the Offered Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

   The limited protection afforded to holders of Class A1, Class M1, Class M2, and Class B1 Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

   Application of Realized Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B1 Certificates; third, the Class M2 Certificates; and fourth, the Class M1 Certificates, before reducing amounts distributable in respect of the Senior Certificates. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

   To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

   If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the total Certificate Principal Amount of the Offered Certificates exceeds the Pool Balance for such Distribution Date (such excess, an "Applied Loss Amount"), the Certificate Principal Amounts of the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B1 Certificates, until their Class Principal Amount has been reduced to zero; second, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero; and third, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero. The Certificate Principal Amounts of the Class A1 Certificates will not be reduced by allocation of Applied Loss Amounts.

   Holders of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

   Excess Interest. The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Certificates and the fees and expenses of the Servicer and the Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses (as defined above at "--Application of Realized Losses") on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

   Overcollateralization. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Offered Certificates. As described below, the application of interest collections as distributions of principal will cause the aggregate Certificate Principal Amounts of the Offered Certificates to amortize more rapidly than the Pool Balance, thus maintaining overcollaterization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Offered Certificates). However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

   As described herein, on and after the Stepdown Date, to the extent that the Overcollateralization Amount exceeds the related Targeted
Overcollateralization Amount, a portion of the Principal Distribution Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates, but will instead be applied as described below.

   Application of Monthly Excess Cashflow. The sum of Monthly Excess Interest (see "--Distributions of Interest--Interest Payment Priorities") and the Aggregate Overcollateralization Release Amount for a Distribution Date will constitute the "Monthly Excess Cashflow" for such Distribution Date, which will, on each Distribution Date (except as noted in (1) below), be distributed in the following order of priority:

   (1) For each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

         (a) to the Class A1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (b) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (c) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

         (d) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero.

   (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

         (a) to the Class A1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

         (b) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1 and Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

         (c) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount; and

         (d) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class M1, Class M2 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount.

   (3) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

         (a) to the Class A1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and such Distribution Date;

         (b) to the Class M1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (c) to the Class M2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (d) to the Class B1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date; and

         (e) for addition to amounts distributable pursuant to priority (7) below, to the Class X Certificates, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities 3(a) through (d) for that Distribution Date;

   (4) to the Class M1 Certificates, any Deferred Amount (as defined below) for such class and such date;

   (5) to the Class M2 Certificates, any Deferred Amount for such class and such date;

   (6) to the Class B1 Certificates, any Deferred Amount for such class and such date;

   (7) to the Class X Certificate, the amount distributable thereon under the Pooling and Servicing Agreement; and

   (8) to the Class R Certificate, any remaining amount.

   With respect to each Distribution Date, the "Deferred Amount" for each class of Offered Subordinate Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts (as defined at "--Application of Realized Losses") previously applied in reduction of the Class Principal
Amount thereof exceeds (y) the aggregate of amounts previously distributed in reimbursement thereof.

Final Scheduled Distribution Date

   The Final Scheduled Distribution Date for the LIBOR Certificates has been determined to be the Distribution Date in May 2033 based upon the second Distribution Date after the date of the last Scheduled Payment of the latest maturity Mortgage Loan. The Final Scheduled Distribution Date for the Class A-IO Certificates occurs on the Distribution Date in April 2006. As to each class, the actual final Distribution Date may be earlier or later (other than the Class A-IO Certificates), and could be substantially earlier, than such class's Final Scheduled Distribution Date.

Optional Purchase of Mortgage Loans

   On any Distribution Date following the month in which the Pool Balance is less than 10% of the cut off date Pool Balance (such date the "Initial Purchase Date"), the Class X owner will, with the prior written consent of the NIMS Insurer, if any (which consent shall not be unreasonably withheld), have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Advances and Servicing Advances and (b) the fair market value of all other property being purchased (the "Purchase Price"). If the Class X owner fails to exercise such option, the NIMS Insurer, if any, will have the right to exercise such option so long as it is insuring the NIMS Securities or is owed any amounts in connection with such guaranty of the NIMS Securities. If such option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination"). If the Class X owner or the NIMS Insurer, if any, fail to exercise such option on the Initial Purchase Date, the applicable Spread of each class of LIBOR Certificates will be increased as described under "--Distributions of Interest" herein.

   Furthermore, on any Distribution Date, the Class X owner will have the option to purchase, at any one time, 1% (and, in any case, not less than 5 Mortgage Loans) of the Mortgage Loans, by Pool Balance as of such date. The Mortgage Loans so purchased will be selected by the Class X owner in its sole discretion and will be purchased at a price not less than the oustanding principal balance of such Mortgage Loans.

The Trustee

   Wells Fargo Bank Minnesota, National Association will be the trustee (the "Trustee") under the Pooling and Servicing Agreement. The Trustee will be paid a monthly fee with respect to each Mortgage Loan calculated at 0.0125% annually (the "Trustee Fee Rate") on the outstanding principal balance of each Mortgage Loan as of the first day of the related Collection Period. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Aegis 2003-1, and for all other purposes is P.O. Box 98, Columbia, Maryland 21046, Attention:
Aegis 2003-1 (or for overnight delivery at 9062 Old Annapolis Road, Columbia, Maryland

21045-1951, Attention: Client Manager AEGIS 2003-1) or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.


                        Description of the Mortgage Pool


General

   As of the cut off date, the Mortgage Loans consisted of approximately 2,085 conventional, adjustable and fixed rate, fully-amortizing and balloon, first lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have an aggregate principal balance (after giving effect to Scheduled Payments due on such date) of approximately $286,339,321.

   The underwriting guidelines generally applied by the Seller in originating the Mortgage Loans are described at "Underwriting Standards" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a more restrictive standard. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See "The Agreement--Assignment of Mortgage Loans."

   As of the cut off date, approximately 254 (or 11.65%) of the Mortgage Loans in the Trust Fund are Fixed Rate Mortgage Loans and approximately 1,831 (or 88.35%) are Adjustable Rate Mortgage Loans, as described in more detail under "--Adjustable Rate Mortgage Loans" below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

   Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building

   As of the cut off date, approximately 94.05% of the Mortgage Loans have original Loan-to-Value Ratios in excess of 60% ("60+LTV Loans"). The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification

   With respect to approximately 75.71% of the 60+ LTV Loans, the Seller has acquired initial primary mortgage insurance coverage through Mortgage Guaranty Insurance Corporation as described under "--Primary Mortgage Insurance" below.

   As of the cut off date, all of the Mortgage Loans that are Adjustable Rate Mortgage Loans and approximately 99.30% of the Mortgage Loans that are Fixed Rate Mortgage Loans are fully amortizing. However, approximately 0.70% of such Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.

   As of the cut off date, approximately 85.07% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to five years from the date of origination of such Mortgage Loan (the "Penalty Period"), as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, the current principal balance of the related Mortgage Loan during any 12-month period during the applicable Penalty Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class P Certificates. The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee (and without reimbursing the Trust Fund from its own funds for any foregone Prepayment Premium) only if the prepayment is not the result of a refinancing by the Servicer or its affiliates and such waiver (i) relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (ii) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Trustee from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

   It is expected that none of the Mortgage Loans in the Trust Fund will be subject to the Home Ownership and Equity Protection Act of 1994 and, as of the date of origination, none of the Mortgage Loans were subject to any comparable state law, including the Georgia Fair Lending Act.

   On the Closing Date, a loan level primary mortgage insurance policy will be acquired from Mortgage Guaranty Insurance Corporation for approximately 75.71% of the Mortgage Loans in the Mortgage Pool with original loan-to-value ratios in excess of 60%. The premiums payable with respect to such policy will be paid by the Trustee in arrears from interest collections on the Mortgage Loans as described under "Description of the Certificates -- Distributions of Interest." The premiums are calculated as an annual percentage of 1.75% (the "Insurance Fee Rate") of the Scheduled Principal Balance of the covered Mortgage Loans.

Adjustable Rate Mortgage Loans

   As of the cut off date, all of the Mortgage Loans that are Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index as described at "--The Index" below. In the case of those Mortgage Loans that are Adjustable Rate Mortgage Loans based on the Six-Month LIBOR Index (the "LIBOR Mortgage Loans"), there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 55.07% of the LIBOR Mortgage Loans will occur after an initial period of approximately two years following origination; and in the case of approximately 44.93% of the LIBOR Mortgage Loans, approximately three years following origination. On each Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than a fixed percentage of 1% as specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the Initial Caps of 3% for all of the LIBOR Mortgage Loans. Effective with the first monthly payment due on each LIBOR Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See "--The Index" below.

   The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Index

   As indicated above, the index applicable to the determination of the Mortgage Rates for substantially all the Mortgage Loans that are Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Primary Mortgage Insurance

   As of the cut off date, approximately 94.05% of the Mortgage Loans are 60+ LTV Loans. See "Description of the Mortgage Pools--General." The Seller expects to acquire, on behalf of the Trust, a loan-level primary mortgage insurance policy from Mortgage Guaranty Insurance Corporation ("MGIC") covering approximately 75.71%, of the 60+ LTV Loans.

   The following is a brief description of MGIC (the "PMI Insurer") and such primary insurance policy (the "PMI Policy").

   MGIC is a wholly-owned subsidiary of MGIC Investment Corporation. As of the date of this Prospectus Supplement, MGIC had insurer financial strength ratings of "AA+" from S&P and "Aa2" from Moody's. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time.

   For further information regarding MGIC, investors are directed to MGIC Investment Corporation's periodic reports filed with the Securities and Exchange Commission, which are publicly available.

   The PMI Policy does not cover any Mortgage Loan in default at the cut off date or any Mortgage Loan otherwise insured under the terms of a traditional mortgage guaranty insurance policy. Each Mortgage Loan covered by the PMI Policy is covered by such PMI Policy for losses up to the policy limits; provided, however, that such PMI Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in such PMI Policy. Claims on insured Mortgage Loans will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value as of the origination date or the purchase price, as the case may be, of the related Mortgaged Property, subject to exceptions and exclusions.

   The PMI Policy is required to remain in force with respect to each Mortgage Loan covered thereunder until (i) the principal balance of the Mortgage Loan is paid in full; (ii) the principal balance of the Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the PMI Policy is required where prohibited by applicable law); or (iii) any event specified in the PMI Policy occurs that allows for the termination of the PMI Policy by the PMI Insurer.

   The PMI Policy may not be assigned or transferred without the prior written consent of the PMI Insurer and the Rating Agencies; provided, however that the PMI Insurer has previously provided written consent to (i) the assignment of coverage on individual Mortgage Loans from the Trustee to the Seller in connection with any Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Mortage Loans from the Trustee to any successor Trustee, provided that, in each case, prompt notice of such assignment is provided to the PMI Insurer.

   The PMI Policy generally requires that delinquencies on any Mortgage Loan insured thereunder must be reported to the PMI Insurer within four months of default and appropriate proceedings to obtain title to the property securing such Mortgage Loan must be commenced within six months of default. The PMI Policy generally contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full and taking title to the property securing the Mortgage Loan or (B) paying the insured a percentage of the claim and with the insured retaining title to the property securing such Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the PMI Policy unless the property securing the Mortgage Loan is in the same physical condition as when such Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

   Unless approved in writing by the PMI Insurer, no changes may be made to the terms of the Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by terms of the Mortgage Loan; nor may the Lender make any change in the property or other collateral securing the Mortgage Loan, nor release any mortgagor under the Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured's approval, the PMI Insurer's liability for coverage of the Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption unless the PMI Insurer approves the assumption in writing. The PMI Policy excludes coverage of: (1) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;
(2) certain claims where there is an environmental condition which existed on the property securing the Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Mortgage Loan) as of the effective date of coverage; (3) any claim involving a Mortgage Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;

(4) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the Mortgage Loan; (5) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (6) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

   In issuing the PMI Policy, the PMI Insurer has relied upon certain information and data regarding the Mortgage Loans furnished to the PMI Insurer by the Seller. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loan, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of such Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a mortgage loan.

   The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Policy, a copy of which is available upon request from the Trustee.

   The PMI Policy is subject to various limitations and exclusions as described above and as provided in the PMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

Statistical Characteristics of the Mortgage Loans

   The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut off date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

        Number of Mortgage Loans .....................................             2,085
        Number of Fixed Rate Mortgage Loans ..........................               254
        Number of Adjustable Rate Mortgage Loans .....................             1,831
        Total Scheduled Principal Balance ............................       286,339,321
        Mortgage Rates:
          Weighted Average............................................             8.372
          Range.......................................................   5.750 to 12.210
        Weighted Average Remaining Term to Maturity (months) .........               354


   The Scheduled Principal Balances of the Mortgage Loans range from approximately $34,148 to $649,020. The Mortgage Loans have an average Scheduled Principal Balance of approximately $137,333.

   The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 82.819%, and approximately 61.01% of such Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 80%.

   No more than approximately 0.40% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   The following tables set forth as of the cut off date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

          Cut Off Date Scheduled Principal Balances -- Mortgage Loans



                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
            Range of Scheduled                  Number of         Principal          Scheduled
          Principal Balances ($)             Mortgage Loans        Balance       Principal Balance
          ----------------------             --------------        -------       -----------------
      0.01 to  50,000.00 .................          133        $  5,765,059.89           2.01%
 50,000.01 to 100,000.00 .................          699          52,611,624.58          18.37
100,000.01 to 150,000.00 .................          563          69,748,135.18          24.36
150,000.01 to 200,000.00 .................          332          57,503,953.22          20.08
200,000.01 to 250,000.00 .................          161          35,755,481.15          12.49
250,000.01 to 300,000.00 .................           92          25,205,741.91           8.80
300,000.01 to 350,000.00 .................           54          17,473,683.23           6.10
350,000.01 to 400,000.00 .................           27          10,256,990.50           3.58
400,000.01 to 450,000.00 .................           11           4,736,889.55           1.65
450,000.01 to 500,000.00 .................            1             452,274.06           0.16
500,000.01 to 550,000.00 .................            5           2,621,469.75           0.92
550,000.01 to 600,000.00 .................            5           2,911,268.56           1.02
600,000.01 to 650,000.00 .................            2           1,296,749.90           0.45
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======


The average cut off date Scheduled Principal Balance is approximately
                                  $137,333.01.

                        Mortgage Rates -- Mortgage Loans



                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                 Range of                       Number of         Principal          Scheduled
            Mortgage Rate (%)                Mortgage Loans        Balance       Principal Balance
            -----------------                --------------        -------       -----------------
 5.501 to  6.000 .........................           10        $  2,229,549.78           0.78%
 6.001 to  6.500 .........................           31           6,796,814.98           2.37
 6.501 to  7.000 .........................           93          20,361,574.81           7.11
 7.001 to  7.500 .........................          178          32,028,291.02          11.19
 7.501 to  8.000 .........................          327          51,143,162.13          17.86
 8.001 to  8.500 .........................          303          43,476,850.59          15.18
 8.501 to  9.000 .........................          413          56,259,474.33          19.65
 9.001 to  9.500 .........................          314          36,456,116.08          12.73
 9.501 to 10.000 .........................          219          22,512,262.31           7.86
10.001 to 10.500 .........................          112           9,092,054.40           3.18
10.501 to 11.000 .........................           54           4,282,645.13           1.50
11.001 to 11.500 .........................           17             845,671.05           0.30
11.501 to 12.000 .........................           11             716,781.92           0.25
12.001 to 12.500 .........................            3             138,072.95           0.05
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======


          The weighted average Mortgage Rate is approximately 8.372%.


                          Loan Type -- Mortgage Loans


                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
                Loan Type                    Mortgage Loans        Balance       Principal Balance
                ---------                    --------------        -------       -----------------
2/28 ARM (LIBOR) .........................          959        $139,312,605.30          48.65%
3/27 ARM (LIBOR) .........................          872         113,661,341.37          39.69
Fixed Rate ...............................          251          33,131,570.71          11.57
Balloon ..................................            3             233,804.10           0.08
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======

                  Original Terms to Maturity -- Mortgage Loans



                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                 Range of                       Number of         Principal          Scheduled
           Maturities (months)               Mortgage Loans        Balance       Principal Balance
           -------------------               --------------        -------       -----------------
 60 to 180 ...............................           45        $  3,937,381.04           1.38%
181 to 240 ...............................           19           1,940,772.28           0.68
241 to 300 ...............................            1             154,502.18           0.05
301 to 360 ...............................        2,020         280,306,665.98          97.89
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======


  The weighted average original term to maturity is approximately 357 months.


                 Remaining Terms to Maturity -- Mortgage Loans


                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                 Range of                       Number of         Principal          Scheduled
           Maturities (months)               Mortgage Loans        Balance       Principal Balance
           -------------------               --------------        -------       -----------------
 60 to 180 ...............................           45        $  3,937,381.04           1.38%
181 to 240 ...............................           19           1,940,772.28           0.68
241 to 300 ...............................            1             154,502.18           0.05
301 to 360 ...............................        2,020         280,306,665.98          97.89
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======

  The weighted average remaining term to maturity is approximately 354 months.


                Original Loan-to-Value Ratios -- Mortgage Loans


                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                 Range of                       Number of         Principal          Scheduled
         Loan-to-Value Ratios (%)            Mortgage Loans        Balance       Principal Balance
        -------------------------            --------------        -------       -----------------
10.001 to  20.000 ........................            3        $    152,920.66           0.05%
20.001 to  30.000 ........................           10             554,347.80           0.19
30.001 to  40.000 ........................           25           1,692,970.39           0.59
40.001 to  50.000 ........................           35           3,895,139.63           1.36
50.001 to  60.000 ........................           85          10,729,009.90           3.75
60.001 to  70.000 ........................          160          21,396,638.77           7.47
70.001 to  80.000 ........................          570          73,221,413.19          25.57
80.001 to  90.000 ........................          805         118,059,223.01          41.23
90.001 to 100.000 ........................          392          56,637,658.13          19.78
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======

     The weighted average original loan-to-value is approximately 82.819%.

                   Geographic Distribution -- Mortgage Loans



                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
         Geographic Distribution             Mortgage Loans        Balance       Principal Balance
         -----------------------             --------------        -------       -----------------
Arizona ..................................           33        $  3,823,793.46           1.34%
Arkansas .................................           16           1,408,212.07           0.49
California ...............................          183          37,269,858.25          13.02
Colorado .................................           34           6,725,442.47           2.35
Connecticut ..............................           67           9,573,005.79           3.34
Delaware .................................           17           2,439,807.03           0.85
Florida ..................................          146          17,210,497.69           6.01
Idaho ....................................            9           1,091,877.22           0.38
Illinois .................................           48           7,683,456.49           2.68
Indiana ..................................           59           7,193,592.63           2.51
Iowa .....................................           38           3,593,994.78           1.26
Kansas ...................................            5             692,153.63           0.24
Kentucky .................................           40           4,740,616.11           1.66
Louisiana ................................           71           7,370,614.08           2.57
Maine ....................................           45           4,545,223.42           1.59
Maryland .................................           24           3,637,129.65           1.27
Massachusetts ............................          104          19,664,898.70           6.87
Michigan .................................          133          16,324,959.67           5.70
Minnesota ................................           85          13,987,616.01           4.88
Mississippi ..............................            4             369,036.88           0.13
Missouri .................................           33           3,008,158.48           1.05
Nebraska .................................           10             922,925.38           0.32
Nevada ...................................           25           4,103,148.87           1.43
New Hampshire ............................           65           8,288,684.68           2.89
New Jersey ...............................           79          12,481,975.13           4.36
New Mexico ...............................           13           1,297,689.09           0.45
New York .................................          111          20,231,030.00           7.07
North Carolina ...........................           59           6,344,114.47           2.22
Ohio .....................................          177          17,289,458.45           6.04
Oklahoma .................................           12           1,003,090.79           0.35
Oregon ...................................            7           1,285,883.14           0.45
Pennsylvania .............................           70           8,284,227.45           2.89
Rhode Island .............................           48           6,727,734.60           2.35
South Carolina ...........................           17           2,044,218.29           0.71
South Dakota .............................            2             149,629.86           0.05
Tennessee ................................           26           2,271,332.68           0.79
Texas ....................................           23           2,578,806.82           0.90
Utah .....................................           12           1,740,854.98           0.61
Vermont ..................................           23           2,186,915.74           0.76
Virginia .................................           66           9,283,931.27           3.24
Washington ...............................           23           3,294,546.36           1.15
West Virginia ............................            9             705,721.55           0.25
Wisconsin ................................           12           1,282,718.56           0.45
Wyoming ..................................            2             186,738.81           0.07
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======

                        Property Type -- Mortgage Loans



                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
              Property Type                  Mortgage Loans        Balance       Principal Balance
              -------------                  --------------        -------       -----------------
Single Family ............................        1,734        $229,840,006.66          80.27%
2-4 Family ...............................          140          22,689,919.62           7.92
PUD ......................................          108          19,933,843.84           6.96
Condo ....................................           79          11,033,435.29           3.85
Townhouse ................................           17           2,016,404.45           0.70
Row House ................................            4             635,295.47           0.22
Modular Home .............................            3             190,416.15           0.07
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======



                         Loan Purpose -- Mortgage Loans


                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
               Loan Purpose                  Mortgage Loans        Balance       Principal Balance
               ------------                  --------------        -------       -----------------
Cash Out Refinance .......................        1,743        $241,770,911.26          84.44%
Purchase .................................          248          33,163,517.14          11.58
Rate/Term Refinance ......................           94          11,404,893.08           3.98
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======



                       Occupancy Status -- Mortgage Loans



                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
             Occupancy Status                Mortgage Loans        Balance       Principal Balance
             ----------------                --------------        -------       -----------------
Primary Home .............................        1,930        $269,159,429.82          94.00%
Investment ...............................          155          17,179,891.66           6.00
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======



                      Loan Documentation -- Mortgage Loans


                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
            Loan Documentation               Mortgage Loans        Balance       Principal Balance
            ------------------               --------------        -------       -----------------
Full .....................................        1,620        $209,371,629.88          73.12%
Stated ...................................          465          76,967,691.60          26.88
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======

                  Prepayment Premium Years  -- Mortgage Loans



                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
        Prepayment Premium (Years)           Mortgage Loans        Balance       Principal Balance
        --------------------------           --------------        -------       -----------------
No Premium ...............................          279        $ 42,759,783.36          14.93%
0.001 to 1.000 ...........................          129          19,500,394.61           6.81
1.001 to 2.000 ...........................          841         118,445,528.14          41.37
2.001 to 3.000 ...........................          781          99,936,367.22          34.90
4.001 to 5.000 ...........................           55           5,697,248.15           1.99
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======



                          Rate Type -- Mortgage Loans


                                                                                   Percentage of
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
                Rate Type                    Mortgage Loans        Balance       Principal Balance
                ---------                    --------------        -------       -----------------
Fixed ....................................          254        $ 33,365,374.81          11.65%
Adjustable ...............................        1,831         252,973,946.67          88.35
                                                  -----        ---------------         ------
   Total .................................        2,085        $286,339,321.48         100.00%
                                                  =====        ===============         ======



     Gross Margins of the Mortgage Loans -- Adjustable Rate Mortgage Loans



                                                                                   Percentage of
                                                                                  Adjustable Rate
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
              Range of Gross                    Number of         Principal          Scheduled
             Margin Rates (%)                Mortgage Loans        Balance       Principal Balance
             ----------------                --------------        -------       -----------------
 4.501 to  5.000 .........................            1        $    129,590.88           0.05%
 5.001 to  5.500 .........................            8           1,507,799.92           0.60
 5.501 to  6.000 .........................           24           4,680,499.92           1.85
 6.001 to  6.500 .........................           73          16,918,567.51           6.69
 6.501 to  7.000 .........................          160          27,798,465.98          10.99
 7.001 to  7.500 .........................          264          41,247,021.03          16.30
 7.501 to  8.000 .........................          294          42,780,756.73          16.91
 8.001 to  8.500 .........................          357          49,416,613.64          19.53
 8.501 to  9.000 .........................          300          35,740,286.94          14.13
 9.001 to  9.500 .........................          183          19,292,631.14           7.63
 9.501 to 10.000 .........................          104           8,911,086.83           3.52
10.001 to 10.500 .........................           40           3,193,966.99           1.26
10.501 to 11.000 .........................           14             773,940.67           0.31
11.001 to 11.500 .........................            8             521,535.62           0.21
11.501 to 12.000 .........................            1              61,182.87           0.02
                                                  -----        ---------------         ------
   Total .................................        1,831        $252,973,946.67         100.00%
                                                  =====        ===============         ======


The weighted average Gross Margin for Adjustable Rate Mortgage Loans is approximately 7.873%.

     Maximum Rates of the Mortgage Loans -- Adjustable Rate Mortgage Loans



                                                                                   Percentage of
                                                                                  Adjustable Rate
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                 Range of                       Number of         Principal          Scheduled
            Maximum Rates (%)                Mortgage Loans        Balance       Principal Balance
            -----------------                --------------        -------       -----------------
11.501 to 12.000 .........................            9        $  1,885,965.79           0.75%
12.001 to 12.500 .........................           26           5,984,520.55           2.37
12.501 to 13.000 .........................           69          15,987,556.87           6.32
13.001 to 13.500 .........................          159          28,072,390.55          11.10
13.501 to 14.000 .........................          288          45,147,389.68          17.85
14.001 to 14.500 .........................          280          39,816,152.86          15.74
14.501 to 15.000 .........................          371          50,660,508.58          20.03
15.001 to 15.500 .........................          280          33,124,331.01          13.09
15.501 to 16.000 .........................          197          20,610,296.97           8.15
16.001 to 16.500 .........................           93           7,366,533.93           2.91
16.501 to 17.000 .........................           38           3,116,566.96           1.23
17.001 to 17.500 .........................           12             592,358.29           0.23
17.501 to 18.000 .........................            7             511,222.67           0.20
18.001 to 18.500 .........................            2              98,151.96           0.04
                                                  -----        ---------------         ------
   Total .................................        1,831        $252,973,946.67         100.00%
                                                  =====        ===============         ======


The weighted average Maximum Rate for Adjustable Rate Mortgage Loans is approximately 14.376%.


     Minimum Rates of the Mortgage Loans -- Adjustable Rate Mortgage Loans


                                                                                   Percentage of
                                                                                  Adjustable Rate
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                 Range of                       Number of         Principal          Scheduled
            Minimum Rates (%)                Mortgage Loans        Balance       Principal Balance
            -----------------                --------------        -------       -----------------
 5.501 to  6.000 .........................            8        $  1,557,289.76           0.62%
 6.001 to  6.500 .........................           27           6,313,196.58           2.50
 6.501 to  7.000 .........................           69          15,987,556.87           6.32
 7.001 to  7.500 .........................          159          28,072,390.55          11.10
 7.501 to  8.000 .........................          288          45,147,389.68          17.85
 8.001 to  8.500 .........................          280          39,816,152.86          15.74
 8.501 to  9.000 .........................          371          50,660,508.58          20.03
 9.001 to  9.500 .........................          279          33,043,755.91          13.06
 9.501 to 10.000 .........................          198          20,690,872.07           8.18
10.001 to 10.500 .........................           93           7,366,533.93           2.91
10.501 to 11.000 .........................           38           3,116,566.96           1.23
11.001 to 11.500 .........................           12             592,358.29           0.23
11.501 to 12.000 .........................            7             511,222.67           0.20
12.001 to 12.500 .........................            2              98,151.96           0.04
                                                  -----        ---------------         ------
   Total .................................        1,831        $252,973,946.67         100.00%
                                                  =====        ===============         ======


The weighted average Minimum Rate for Adjustable Rate Mortgage Loans is approximately 8.376%.

  Next Adjustment Date of the Mortgage Loans -- Adjustable Rate Mortgage Loans



                                                                                   Percentage of
                                                                                  Adjustable Rate
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
           Next Adjustment Date              Mortgage Loans        Balance       Principal Balance
           --------------------              --------------        -------       -----------------
September 2004 ...........................            1        $    154,243.86           0.06%
November 2004 ............................           10           1,407,300.08           0.56
December 2004 ............................          131          20,144,710.65           7.96
January 2005 .............................          361          52,727,482.41          20.84
February 2005 ............................          365          51,869,812.03          20.50
March 2005 ...............................           91          13,009,056.27           5.14
October 2005 .............................            2             254,103.79           0.10
November 2005 ............................            8             904,683.44           0.36
December 2005 ............................          104          14,482,215.57           5.72
January 2006 .............................          334          43,329,550.54          17.13
February 2006 ............................          339          44,012,804.84          17.40
March 2006 ...............................           85          10,677,983.19           4.22
                                                  -----        ---------------         ------
   Total .................................        1,831        $252,973,946.67         100.00%
                                                  =====        ===============         ======



 Initial Periodic Caps of the Mortgage Loans -- Adjustable Rate Mortgage Loans


                                                                                   Percentage of
                                                                                  Adjustable Rate
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
         Initial Periodic Cap (%)            Mortgage Loans        Balance       Principal Balance
         ------------------------            --------------        -------       -----------------
3.000 ....................................        1,831        $252,973,946.67         100.00%
                                                  -----        ---------------         ------
   Total .................................        1,831        $252,973,946.67         100.00%
                                                  =====        ===============         ======



   Subsequent Periodic Caps of the Mortgage Loans -- Adjustable Rate Mortgage
                                     Loans



                                                                                   Percentage of
                                                                                  Adjustable Rate
                                                                  Aggregate        Mortgage Loans
                                                                  Scheduled         by Aggregate
                                                Number of         Principal          Scheduled
       Subsequent Periodic Cap (%)           Mortgage Loans        Balance       Principal Balance
       ---------------------------           --------------        -------       -----------------
1.000 ....................................        1,831        $252,973,946.67          100%
                                                  -----        ---------------          ---
   Total .................................        1,831        $252,973,946.67          100%
                                                  =====        ===============          ===

                      Credit Scores of the Mortgage Loans



                                                                                        Percentage
                                                                    Aggregate          of Aggregate
                                                                Principal Balance   Principal Balance
                                                                Outstanding as of   Outstanding as of
              Credit Scores                  Number of Loans    the Cut-Off Date     the Cut-Off Date
              -------------                  ---------------    ----------------     ----------------
500 - 549 ................................          171          $ 18,946,544.94            6.62%
550 - 599 ................................          561            68,674,589.31           23.98
600 - 649 ................................          997           143,445,049.56           50.10
650 - 699 ................................          282            43,922,234.02           15.34
700 - 749 ................................           56             8,851,322.13            3.09
750 - 799 ................................           17             2,429,743.91            0.85
800 - 849 ................................            1                69,837.61            0.02
                                                  -----          ---------------          ------
   Total .................................        2,085          $286,339,321.48          100.00%
                                                  =====          ===============          ======


The weighted average of the FICO scores of the Mortgage Loans is approximately
                                      617.


                      Loan Programs of the Mortgage Loans


                                                                                     Percentage of
                                                                   Aggregate         Mortgage Loans
                                                                   Scheduled          by Aggregate
                                                Number of          Principal           Scheduled
              Loan Programs                  Mortgage Loans         Balance        Principal Balance
              -------------                  --------------         -------        -----------------
A+ .......................................          959         $ 146,592,293.11          51.20%
A ........................................          134            18,575,186.95           6.49
B+ .......................................          282            35,515,128.80          12.40
B ........................................          309            37,536,539.51          13.11
C+ .......................................           93             9,724,679.13           3.40
C ........................................           42             4,702,643.65           1.64
100% LTV .................................           31             3,598,182.11           1.26
Mortgage Only Tier 1 .....................          101            11,034,272.58           3.85
Mortgage Only Tier 2 .....................           20             2,259,366.89           0.79
Premier ..................................          114            16,801,028.75           5.87
                                                  -----        -----------------         ------
   Total .................................        2,085        $  286,339,321.48         100.00%
                                                  =====        =================         ======

                             Additional Information


   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the cut off date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will, based upon information received from the Servicer, prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Pool. The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website. The Trustee's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Client Manager--Aegis 2003-1. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.


                           Aegis Mortgage Corporation

   The information set forth in following paragraphs with regard to Aegis Mortgage Corporation (referred to herein as "Aegis" and "Seller") and its underwriting standards has been provided to the depositor or compiled from information provided to the depositor by Aegis. None of the depositor, the trustee, the underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

   Aegis is a privately held mortgage banking company that through its wholly owned subsidiaries, Aegis Lending Corporation ("ALC") and Aegis Funding Corporation ("AFC"), originates first lien and second lien residential mortgage loans. ALC and AFC emphasize the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans or subprime mortgage loans. Aegis and its predecessors have been in the mortgage banking business since March 1981. Aegis, ALC and AFC are Delaware corporations and are headquartered in Houston, Texas. The depositor is a wholly owned subsidiary of Aegis.

   As of January 1, 2003, AFC, Aegis' non-conforming wholesale subsidiary, operated through 45 wholesale sales offices in 28 states, and ALC, Aegis' non-conforming retail subsidiary, operated through 120 retail sales offices in 36 states. As of January 1, 2003, Aegis, AFC and ALC, collectively, had over 1,200 employees. Aegis and the depositor maintain their principal offices at 3250 Briar Park, Suite 400, Houston, Texas 77042. Their telephone number is
(713) 787-0100.

                             Underwriting Standards

   General Standards for First Lien Mortgage Loans. Aegis' underwriting standards with respect to first lien mortgage loans will generally conform to those published in the guide for Aegis' alternative documentation programs for first lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. Aegis and its affiliates originated all loans and the underwriting standards described below will apply to the origination process.

   Aegis' underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally includes a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

   All of the mortgage loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Aegis' established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those loan programs applicable to the mortgage loans is set forth below. Aegis' underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

   o the creditworthiness of a mortgagor based on both a credit score and mortgage history,

   o the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and

   o the adequacy of the mortgaged property expressed in terms of Loan-to-Value Ratio, to serve as the collateral for a mortgage loan.

   The underwriting criteria applicable to any loan program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

   Guide Standards. The following is a brief description of the underwriting standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report that summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis requires either a verbal or written verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

   Some of the mortgage loans have been originated under "stated income" or "limited documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income, except verification of employment, will be undertaken. Under a "limited documentation" program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements. Generally, in order to be eligible for a "stated income" or "limited documentation" program, the Loan-to-Value Ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

   Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

   In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the Loan-to-Value Ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of this Prospectus Supplement.

   In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis is ordered on each appraisal from a third party vendor and all high risk appraisals are reviewed by staff appraisers.

   Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination was made that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The Guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective mortgagor's gross income. The amount of liquid assets available to the mortgagor after origination may also have been considered in the underwriting process.

   Loan Programs. The Loan Programs determined by Aegis as applicable to all of the mortgage loans are expressed in this prospectus supplement are:
Premier, A+, A, B+, B, C+, C, Mortgage Only Tier 1 ("MO1"), Mortgage Only Tier 2 ("MO2") and 100% LTV. The following is general description of the Loan
Programs:

   Loan Program Premier: The prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt, however, generally no charge-off accounts, collections or judgments are allowed within the last two years. No 30-day, 60-day or 90-day late payments are acceptable within the last 24 months on an existing mortgage loan. The credit score will be 620 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property or 90% for a mortgage loan originated under a stated income documentation program. Non-owner occupied property is not allowed. The mortgagor's debt service-to-income ratio is 45% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. No Chapter 7 bankruptcies were discharged in the past 48 months and no Chapter 13 bankruptcies were filed within the last 48 months. No foreclosures on a mortgaged property are allowed within the last 48 months.

   Loan Program A+: The prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred provided, open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are 2 years or older and do not affect the title or are medical related. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The credit score will be 600 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property or 90% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. The mortgagor's debt service-to-income ratio may be increased to 55% if the mortgagor has a credit score 20 points above the minimum, $2,000 or more in disposable income, 2 months payments in reserve or will not experience a payment increase. No Chapter 7 bankruptcies were discharged in the past 36 months and no Chapter 13 bankruptcies were filed within the last 36 months. Bankruptcy requirements may be reduced to greater than 1 day if 1) the credit score is greater than or equal to 600, 2) the LTV is less than or equal to 80% and 3) the bankruptcy is reported on the credit bureau. No foreclosures on a mortgaged property are allowed within the last 36 months.

   Loan Program A: The prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred provided, however, that open collections and charge-offs in excess of $1,500 must be paid down to zero at closing unless they are 2 years or older and do not affect the title or are medical related. At most one 30-day late payment and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The credit score will be 600 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property or 90% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. The mortgagor's debt service-to-income ratio may be increased to 55% if the mortgagor has a credit score 20 points above the minimum, $2,000 or more in disposable income, 2 months payments in reserve or will not experience a payment increase. No Chapter 7 bankruptcies were discharged in the past 24 months and no Chapter 13 bankruptcies were filed within the last 24 months. Bankruptcy requirements may be reduced to greater than 1 day if 1) the credit score is greater than or equal to 600, 2) the LTV is less than or equal to 80% and 3) the bankruptcy is reported on the credit bureau. No foreclosures on a mortgaged property are allowed within the last 36 months.

   Loan Program B+: The prospective mortgagor is required to have generally repaid all previous or existing installment or revolving debt according to its terms. As to non-mortgage credit, some prior defaults may have occurred provided, however, that open collections and charge-offs in excess of $2,000 must be paid down to zero at closing unless they are 2 years or older and do not affect the title or are medical related. At most two 30-day late payments exclusive of rolling dates and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The credit score will be 580 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property or 85% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family non-owner occupied property or 75% for a mortgage loan originated under a stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. The mortgagor's debt service-to-income ratio may be increased to 55% if the mortgagor has a credit score 20 points above the minimum, $2,000 or more in disposable income, 2 months payments in reserve or will not experience a payment increase. No Chapter 7 bankruptcies were discharged in the past 12 months and no Chapter 13 bankruptcies were filed within the last 12 months. Bankruptcy requirements may be reduced to greater than 1 day if 1) the credit score is greater than or equal to 600, 2) the LTV is less than or equal to 80% and 3) the bankruptcy is reported on the credit bureau. No foreclosures on a mortgaged property are allowed within the last 24 months.

   Loan Program B: The prospective mortgagor may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. As to non-mortgage credit, some prior defaults may have occurred provided, however, that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are 2 years or older and do not affect the title or are medical related. The mortgagor may have made a late payment of 60-days within the last 12 months on an existing mortgage loan. The credit score will be 560 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family owner-occupied property or 75% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a single family non-owner occupied property or 65% for a mortgage loan originated under a stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. The mortgagor's debt service-to-income ratio may be increased to 55% if the mortgagor has a credit score 20 points above the minimum, $2,000 or more in disposable income, 2 months payments in reserve or will not experience a payment increase. No Chapter 7 bankruptcies were discharged in the past 12 months and no Chapter 13 bankruptcies were filed within the last 12 months. Bankruptcy requirements may be reduced to greater than 1 day if 1) the credit score is greater than or equal to 600, 2) the LTV is less than or equal to 80% and 3) the bankruptcy is reported on the credit bureau. No foreclosures on a mortgaged property are allowed within the last 24 months.

   Loan Program C+: The prospective mortgagor may have experienced significant credit problems in the past. As to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent. As to non-mortgage credit, significant prior defaults may have occurred provided, however, that open collections and charge-offs in excess of $3,500 must be paid down to zero at closing unless they are 2 years or older and do not effect the title or are medical related. The mortgagor may have made multiple late payments of 30 or 60 days within the last 12 months on an existing mortgage loan. The credit score will be 540 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner-occupied property or 70% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family non-owner occupied property or 60% for a mortgage loan originated under a stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. The mortgagor's debt service-to-income ratio may be increased to 55% if the mortgagor has a credit score 20 points above the minimum, $2,000 or more in disposable income, 2 months payments in reserve or will not experience a payment increase. No Chapter 7 bankruptcies were discharged in the past 12 months and no Chapter 13 bankruptcies were filed within the last 12 months. Bankruptcy requirements may be reduced to greater than 1 day if 1) the credit score is greater than or equal to 600, 2) the LTV is less than or equal to 80% and 3) the bankruptcy is reported on the credit bureau. No foreclosures on a mortgaged property are allowed within the last 24 months.

   Loan Program C: The prospective mortgagor may have experienced substantial credit problems in the past. As to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent, and a maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. The prospective mortgagor's credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred provided, however, that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are 2 years or older and do not affect the title or are medical related. The credit score will be 520 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 75% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. A maximum LTV ratio of 60% is permitted for a mortgage loan on a single family non-owner occupied property. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. The mortgagor's debt service-to-income ratio may be increased to 55% if the mortgagor has a credit score 20 points above the minimum, $2,000 or more in disposable income, 2 months payments in reserve or will not experience a payment increase. No Chapter 7 bankruptcies were discharged in the past 12 months and no Chapter 13 bankruptcies were filed within the last 12 months. Bankruptcy requirements may be reduced to greater than 1 day if 1) the credit score is greater than or equal to 600, 2) the LTV is less than or equal to 80% and 3) the bankruptcy is reported on the credit bureau. No foreclosures on a mortgaged property are allowed within the last 12 months.

   Loan Program MO1: The prospective mortgagor may have experienced substantial credit problems in the past. As to mortgage credit, the mortgagor has generally paid on time and may have been rolling 30-days delinquent in the last 12 months. As to non-mortgage credit, significant prior defaults may have occurred and are disregarded provided that they do not affect the title. The credit score will be 500 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. Non-owner occupied properties are not allowed. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. No Chapter 7 bankruptcies were discharged in the past 12 months and no Chapter 13 bankruptcies were filed within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

   Loan Program MO2: The prospective mortgagor may have experienced substantial credit problems in the past. As to mortgage credit, the mortgagor has generally paid on time and may made multiple 30-day late payments in the last 12 months. As to non-mortgage credit, significant prior defaults may have occurred and are disregarded provided that they do not affect the title. The credit score will be 500 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. Non-owner occupied properties are not allowed. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. No Chapter 7 bankruptcies were discharged in the past 12 months and no Chapter 13 bankruptcies were filed within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

   Loan Program 100% LTV: The prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred provided, open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are 2 years or older and do not affect the title or are medical related. Rolling 30-day and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The credit score will be 620 or greater. The mortgaged property must be in average to good condition. A maximum LTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property and no stated income documentation program is allowed. Non-owner occupied properties are not allowed. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. The mortgagor's debt service-to-income ratio may be increased to 55% if the mortgagor has a credit score 20 points above the minimum, $2,000 or more in disposable income, 2 months payments in reserve or will not experience a payment increase. No Chapter 7 bankruptcies were discharged in the past 36 months and no Chapter 13 bankruptcies were filed within the last 36 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

   For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. Any adverse account affecting title must also be paid down to zero at closing. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors.

   As described above, the indicated underwriting standards applicable to the mortgage loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years.

   Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

                                  The Servicer


   Chase Manhattan Mortgage Corporation (the "Servicer") will act as the servicer of the Mortgage Loans under the Pooling and Servicing Agreement. The following information has been provided by the Servicer and none of the Depositor, the Seller, the Trustee, the Credit Risk Manager or the underwriters or any other party makes any representation as to the accuracy or completeness of such information.

   Chase Manhattan Mortgage Corporation, a New Jersey corporation formed in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase Manhattan Mortgage Corporation is engaged in the mortgage origination and servicing businesses and is a HUD-approved mortgagee. Chase Manhattan Mortgage Corporation is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of Chase Manhattan Mortgage Corporation is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase Manhattan Mortgage Corporation makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase Manhattan Mortgage Corporation's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

   The Servicer is providing below historical delinquency, foreclosure and loan loss data for the Servicer's portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by the Servicer and subsequently securitized in asset-backed transactions (the "Chase Subprime Securitized Servicing Portfolio"). The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of the Servicer and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse. Moreover, the Mortgage Loans were acquired by the depositor from the Seller and were not originated by the Servicer and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

   The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.


                 Delinquency and Foreclosure Experience of the Chase Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)



                                                                As of December 31,
                                      -----------------------------------------------------------------------
                                              2002                     2001                     2000
                                      ---------------------    ---------------------    ---------------------
                                      Number       Dollar      Number       Dollar       Number      Dollar
                                     of Loans      Amount     of Loans      Amount      of Loans     Amount
                                     --------    ----------   --------    ----------    --------   ----------
Portfolio ........................    73,597     $8,326,818    66,278     $7,274,554     31,960    $3,268,660
Delinquency
 30-59 days ......................     2.69%          2.28%     2.27%          1.96%      1.61%         1.46%
 60-89 days ......................     0.86%          0.72%     0.71%          0.65%      0.60%         0.55%
 90 days or more .................     1.41%          1.21%     0.89%          0.79%      0.94%         0.80%
                                     --------    ----------   --------    ----------    --------   ----------
Total ............................     4.96%          4.21%     3.88%          3.40%      3.15%         2.81%
Foreclosure rate .................     2.65%          2.48%     1.78%          1.64%      2.13%         2.05%
REO properties ...................      480                      264                       127


   The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

   The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition.


                              Loan Loss Experience
             of the Chase Subprime Securitized Servicing Portfolio

                                                           (Dollars in thousands)
                                                    -------------------------------------
                                                          Year Ending December 31,
                                                    -------------------------------------
                                                       2002         2001          2000
                                                    ----------   ----------    ----------
Average amount outstanding .....................    $7,902,732   $5,018,737    $2,829,706
Net losses .....................................    $   34,897   $   29,677    $    8,613
Net losses as a percentage of
  average amount outstanding....................         0.44%        0.59%         0.30%


   The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by the Servicer to be uncollectible, less amounts received by the Servicer as recoveries from liquidation proceeds and deficiency judgments.

   There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, the Servicer cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above. Moreover, the Mortgage Loans were acquired by the Depositor from the Seller and were not originated by the Servicer. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest in the Certificates.

   In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of Scheduled Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

   Collection Procedures. The Servicer employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by the Servicer is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. The Servicer utilizes a predictive dialing system for the management of collection calling activity. Prior to initiating foreclosure proceedings, the Servicer makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition; and the mortgagor's attitude toward the obligation. The Servicer will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.


                        Servicing of the Mortgage Loans


General

   The Servicer will provide customary servicing functions with respect to the mortgage loans. Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it. The servicer must obtain approval of the Trustee with respect to some of its servicing activities. In managing the liquidation of defaulted mortgage loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties. See "The Agreements-Collection Procedures" in the prospectus.

Servicing Compensation and Payment of Expenses

   The Servicer will receive a monthly fee (the "Servicing Fee") calculated as 0.50% annually on the outstanding balance of each Mortgage Loan (the "Servicing Fee Rate"). Any successor to the Servicer will receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, together with any interest or other income earned on funds held in the Collection Account and the custodial accounts and escrow accounts.

   The Servicing Fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "The Agreements--Servicing and Other Compensation and Payment of Expenses" in the Prospectus.

Prepayment Interest Shortfalls

   When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full or in part by a borrower during the period beginning on the 16th day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the last day of such calendar month is generally required to be funded by the Servicer, but only to the extent that such amount does not exceed the total of its servicing compensation for the applicable Distribution Date.

Advances, Servicing Advances

   The Servicer will generally be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate (each, an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Trustee, solely in its capacity as successor servicer, will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Trustee and the Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

   The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

   In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings and (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

   The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts (excluding Prepayment Premiums) as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the custodial account maintained by such Servicer for collection of principal and interest on the Mortgage Loans.

   The Pooling and Servicing Agreement provides that the Servicer may enter into a facility with any person which provides that such person may fund the Servicer's Advances or Servicing Advances, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Advances or Servicing Advances. Any Advances or Servicing Advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer.

Primary Mortgage Insurance

   The Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the PMI Policy in effect, and the Servicer will be responsible for filing claims under the PMI Policy on behalf of the Trust Fund.

Collection of Taxes, Assessments and Similar Items

   The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

   The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

   The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer, if any, to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer acceptable to the NIMS Insurer, if any, and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Pooling and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

Servicer Default

   If the Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by either the Class X owner, the NIMS Insurer , if any, or Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby terminate the Servicer and either appoint a successor Servicer acceptable to the NIMS Insurer, if any, (which acceptance shall not be unreasonably withheld) in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Servicer.

The Credit Risk Manager

   The Murrayhill Company, a Colorado corporation, (the "Credit Risk Manager") will monitor and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans, and will report to the Trustee on the performance of such Mortgage Loans. The Credit Risk Manager will rely on mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager's Fee") until the termination of the Trust Fund or until its removal by the Depositor in accordance with the terms of the Pooling and Servicing Agreement. The Credit Risk Manager's Fee will be paid by the Trust Fund in accordance with the terms of the Pooling and Servicing Agreement.

Optional Repurchase of Distressed Mortgage Loans

   Subject to certain limitations set forth in the Pooling and Servicing Agreement, the Class X owner or the NIMS Insurer, if any, will have the right, but not the obligation, to purchase for its own account any Mortgage Loan which becomes more than 90 days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure (a "Distressed Mortgage Loan") for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to the Distressed Mortgage Loan. The NIMS Insurer, if any, is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders. Any such repurchase shall be accomplished by remittance to the Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Servicer pursuant to the Pooling and Servicing Agreement.

Special Servicer for Distressed Mortgage Loans

   The Seller, with the consent of the NIMS Insurer, if any, has the option to transfer any Distressed Mortgage Loan serviced by the Servicer for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. The NIMS Insurer, if any, in lieu of providing its consent, may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.


                                 The Agreement


   The certificates will be issued in accordance with the pooling and servicing agreement to be dated as of April 1, 2003, among the Depositor, the Seller, the Servicer, the Credit Risk Manager and the Trustee (the "Pooling and Servicing Agreement"). In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement. See also "The Agreements -- The Trustee," "-- Events of Default; Rights upon Events of Default," "-- Amendment" and "-- Termination; Optional Termination" in the prospectus.

Formation of the Trust

   On the closing date, the depositor will create and establish the trust under the Pooling and Servicing Agreement and will sell without recourse the mortgage loans to the trust, and the trust will issue the certificates under the terms of the agreement. The prospectus contains important additional information regarding the terms and conditions of the certificates. The trustee will provide to any prospective or actual holder of Offered Certificates, upon written request, a copy of the agreement without exhibits. Requests should be addressed to Wells Fargo Bank Minnesota, National Association, P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager-Aegis 2003-1

   The Trust Fund will consist of:

   o the mortgage loans;

   o Prepayment Premiums to the extent described in this prospectus supplement;

   o those assets that are held in any account held for the benefit of the certificateholders;

   o any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

   o the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

   o certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

   The Offered Certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, or the trustee.

Reports to Certificateholders

   On each distribution date, the trustee will make available to each holder of an Offered Certificate, at the trustee's website at http://www.ctslink.com, a distribution statement containing the following, based solely on information received from the Servicer:

      (i) the aggregate amount of the distribution to be made on such Distribution Date to the holders of each Class of Certificates other than any Class of Interest-Only Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

      (ii) the aggregate amount of the distribution to be made on such Distribution Date to the holders of each Class of Certificates allocable to interest and the calculation thereof;

      (iii) the amount, if any, of any distribution to the Holders of the Class P Certificate, the Class X Certificate and the Class R Certificate;

      (iv) the amount of Advances and Servicing Advances made by the Servicer or the Trustee, solely in its capacity as successor servicer, for the related Collection Period, the amount of unrecovered Advances and Servicing Advances outstanding (after giving effect to Advances and Servicing Advances made on such Distribution Date) and the aggregate amount of nonrecoverable Advances and Servicing Advances for such Distribution Date;

      (v) the aggregate Scheduled Principal Balance as of the close of business on the last day of the related Prepayment Period (after giving effect to the principal portion of Scheduled Payments due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period);

      (vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause
   (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

      (vii) the amount of all Prepayment Premiums distributed to the Class P Certificates;

      (viii) the amount of any Realized Losses and Subsequent Recoveries incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the cut-off date;

      (ix) the amount of the Servicing Fee, Credit Risk Manager's Fees, Trustee's Fees and MGIC Insurance Premiums paid during the Collection Period to which such distribution relates;

      (x) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Servicer, (a) remaining outstanding, (b) Delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties; the aggregate Realized Losses during the preceding twelve month period expressed as a percentage of the aggregate Scheduled Principal Balances of the Mortgage Loans (the "Annual Loss Percentage (Rolling Twelve Month)");

      (xi) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related mortgage property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

      (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each replacement Mortgage Loan;

      (xiii) the aggregate outstanding Carryforward Interest, Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

      (xiv) the level of LIBOR and the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

      (xv) with respect to the MGIC-Insured Mortgage Loans, as reported to the Trustee by the Servicer (1) the amount of (a) claims filed under the MGIC Insurance Policy, (b) claims paid under the MGIC Insurance Policy and (c) claims denied or curtailed under the MGIC Insurance Policy on an aggregate basis during the Collection Period to which such distribution relates and on a cumulative basis over the term of this Agreement and (2) cancellation of the MGIC Insurance Policy with respect to any Mortgage Loan insured thereunder;

      (xvi) the Interest Remittance Amount and the Principal Remittance Amount applicable to such Distribution Date;

      (xvii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed); and

      (xviii) the amount of any Overcollateralization Deficiency after giving effect to the distributions made on such Distribution Date.

Delivery and Substitution of Mortgage Loans

   The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter. Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above. See "The Trust Fund -- The Loans," and "-- Substitution of Trust Fund Assets" in the prospectus.

The Trustee

   Wells Fargo Bank Minnesota, National Association will act as trustee of the trust. The mailing address of the trustee's Corporate Trust Office is c/o Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Aegis 2003-1, and for all other purposes is P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager--Aegis 2003-1 (or for overnight delivery at 9062 Old

Annapolis Road, Columbia, Maryland 21405-1951, Attention: Client Manager-- Aegis 2003-1, and its telephone number is (410) 884-2000.

Voting Rights

   The voting rights of the trust will be allocated as follows:

   o 97% to the classes of Offered Certificates (other than the Class A-IO, Class P and Class X Certificates) in proportion to their respective outstanding certificate principal balances; and

   o 1% to each of the Class A-IO, Class P and Class X Certificates.

Termination

   The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

   o the final payment or other liquidation, or any related advance, of the last mortgage loan; and

   o the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

   By the Class X owner and the NIMS Insurer. At its option, the Class X owner may, on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balances of the initial mortgage loans as of the cut off date purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month's interest computed as provided in the agreement plus unreimbursed Advances and Servicing Advances. The date on which this optional repurchase is made is known as the Clean-Up Call Date. If the Class X holder does not exercise its right to purchase the Mortgage Loans on the Clean-Up Call Date, the NIMS Insurer, if any, will be permitted to exercise the right.

Sale of Mortgage Loans

   In connection with the sale of mortgage loans, the depositor will be required to deliver a file to the trustee or custodian with respect to each mortgage loan consisting of:

   o the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

   o the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the servicer, title company, closing/settlement-escrow agent or closing attorney;

   o each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the servicer;

   o if an assignment of the security instrument to the servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

   o an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

   o if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

   The trustee or a custodian acting on its behalf is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

   On the closing date, the depositor will also assign to the trustee all the depositor's right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties. Such representations and warranties include, among others, that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no Prepayment Premium is payable on any such mortgage loan for a period in excess of five years following origination. Upon discovery by the trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller. The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, (i) to repurchase the mortgage loan at the Purchase Price plus any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws, or (ii) subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan. See "Loan Program-- Representations by Sellers; Repurchases" in the prospectus.

Events of Default

   The trustee will have the right to direct the termination of the servicer if the servicer is in breach under the Pooling and Servicing Agreement. In the event of a termination, the trustee must appoint a successor servicer to assume the obligations of the servicer under the Pooling and Servicing Agreement, including the obligation to make advances. If the trustee is unable to appoint a successor servicer, the trustee will be obligated to service the mortgage loans. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer. See "The Agreements--Events of Default; Rights upon Events of Default" in the prospectus.

Governing Law

   The agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                  Yield, Prepayment and Weighted Average Life


General

   The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

   Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

   As of the cut off date, all of the Mortgage Loans that are Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two and three years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Offered Certificates (other than the Class A-IO Certificates) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

   As of the cut off date, approximately 85.07% of the Mortgage Loans are subject to Prepayment Premiums during intervals ranging from one year to five years following origination, as described under

"Description of the Mortgage Pool--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

   The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sales Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

   Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

   The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

   As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates to maintain limited overcollateralization. The level of excess interest available on any Distribution Date will be influenced by, among other things:

   o The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Certificate Principal Amounts of the Certificates;

   o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

   o The value of LIBOR; and

   o The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the pass-through rates of the Offered Certificates.

   No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

   The yields to investors in the Offered Certificates will be affected by the exercise by the Class X holder or the NIMS Insurer, if any, of their right to purchase the Mortgage Loans, as described under "Description of the Certificates--Optional Purchase of Mortgage Loans" herein or their failure to exercise that right.

   If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium, particularly a Class A-IO Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the related seller due to breaches of representations and warranties.

   The Class A-IO Certificates will have no principal amount and therefore are offered at a premium. The Class Notional Amount of the Class A-IO Certificates will decrease according to a schedule as described herein. After the Distribution Date in April 2006, the Class Notional Amount of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to distributions in respect of Current Interest. In the event that the Mortgage Loans prepay at an extremely rapid rate resulting in a decline in the Pool Balance below the applicable scheduled Class Notional Balance, investors in such Certificates could fail to recover their initial investments.

   The Interest Rates applicable to the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

Overcollateralization

   The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described herein.

Subordination of the Offered Subordinate Certificates

   As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated to the Class B1, Class M2 and Class M1 Certificates in inverse order of seniority. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

Weighted Average Life

   Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

   Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. A 100% Prepayment Assumption for the Adjustable Rate Mortgage Loans assumes a constant prepayment rate of 27% per annum is assumed. A 100% Prepayment Assumption for the Fixed Rate Mortgage Loans assumes a constant prepayment rate of 4.60% per annum of the outstanding principal balance of such Mortgage Loans for the first month following the origination of the Mortgage Loan and approximately an additional 1.67% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 23.00% is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

   The tables on page S-67 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth in the table on page S-3 and the Interest Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in May 2003; (3) principal prepayments are received in full on the last day of each month commencing in April 2003 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the 25th day of each month commencing in May 2003; (6) there are no purchases or substitutions of Mortgage Loans; (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin; (8) the value of Six-Month LIBOR is equal to 1.2337%; the value of One-Month LIBOR is equal to 1.3038%; (9) the Trustee Fee Rate is equal to 0.01% annually; (10) there is no optional termination of the Trust Fund by the Class X owner (except in the case of Weighted Average Life in Years With Optional Termination); (11) no Prepayment Premiums are collected on the Mortgage Loans; (12) the Certificates are issued on April 24, 2003; (13) the Credit Risk Manager's Fee Rate is equal to 0.015% annually; (14) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                    Assumed Mortgage Loan Characteristics(1)



                                                                                            Original
                                                              Remaining     Remaining     Amortization
                                                     Net       Term to     Amortization      Term to      Next Rate
                        Principal        Gross     Mortgage    Maturity        Term         Maturity      Adjustment    Maximum
Mortgage Loan Type     Balance ($)     Rate (%)    Rate (%)    (months)    (months)(2)      (months)        Period     Rate (%)
------------------    --------------   --------    --------   ---------    ------------   ------------    ----------   --------
A(3) -2/28 Libor        4,695,168.67     8.053      7.543        358           358             360            21        14.053
A(3) -3/27 Libor        8,887,637.99     8.052      7.542        358           358             360            33        14.052
A(3) -Fixed             3,441,581.72     8.054      7.544        305           305             308           N/A           N/A
B(4) -2/28 Libor      100,819,849.94     8.270      6.010        357           357             360            21        14.270
B(4) -3/27 Libor       78,316,960.22     8.355      6.095        357           357             360            33        14.355
B(4) -Balloon             161,900.66     8.102      5.842        177           357             360           N/A           N/A
B(4) -Fixed            24,594,345.95     8.261      6.001        330           330             332           N/A           N/A
C(5) -2/28 Libor       33,797,586.69     8.461      7.951        357           357             360            21        14.461
C(5) -3/27 Libor       26,456,743.16     8.899      8.389        357           357             360            33        14.899
C(5) -Balloon              71,903.44     9.990      9.480        177           357             360           N/A           N/A
C(5) -Fixed             5,095,643.04     8.893      8.383        346           346             348           N/A           N/A


                                                                       Rate
                                  Gross    Initial    Subsequent    Adjustment
                      Minimum    Margin    Periodic    Periodic     Frequency
Mortgage Loan Type    Rate (%)     (%)     Cap (%)     Rate (%)      (months)
------------------    --------   ------    --------   ----------    ----------
A(3) -2/28 Libor       8.053      7.541     3.000        1.000           6
A(3) -3/27 Libor       8.052      7.589     3.000        1.000           6
A(3) -Fixed              N/A        N/A       N/A          N/A         N/A
B(4) -2/28 Libor       8.270      7.750     3.000        1.000           6
B(4) -3/27 Libor       8.356      7.864     3.000        1.000           6
B(4) -Balloon            N/A        N/A       N/A          N/A         N/A
B(4) -Fixed              N/A        N/A       N/A          N/A         N/A
C(5) -2/28 Libor       8.462      7.960     3.000        1.000           6
C(5) -3/27 Libor       8.900      8.413     3.000        1.000           6
C(5) -Balloon            N/A        N/A       N/A          N/A         N/A
C(5) -Fixed              N/A        N/A       N/A          N/A         N/A

---------------

(1) As of the cut off date.

(2) Each Mortgage Loan has an original amortization that is the same as its original term to maturity, except for Balloon Mortgage Loans, substantially all of which have an original amortization of 360 months.

(3) Each Mortgage Loan having a loan-to-value ratio less than or equal to 60%.

(4) Each Mortgage Loan with a loan-to-value ratio in excess of 60% and covered by the PMI Policy.

(5) Each Mortgage Loan with a loan-to-value ratio in excess of 60% and not covered by the PMI Policy.

   The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

   Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

   The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

          Percentage of Initial Class Principal Amount of the Class A1 Certificates Outstanding at the Following Percentages of the Prepayment
                                   Assumption



                                                                                                       Class A1 Certificates
                                                                                                -----------------------------------
                                                                                                 0%      50%    100%    150%   200%
                                                                                                -----   ----    ----    ----   ----
Initial Percentage..........................................................................      100%   100%    100%    100%   100%
April 25, 2004..............................................................................       98     83      68      54     39
April 25, 2005..............................................................................       97     69      45      26     10
April 25, 2006..............................................................................       96     57      29       9      0
April 25, 2007..............................................................................       95     47      24       9      0
April 25, 2008..............................................................................       94     39      17       6      0
April 25, 2009..............................................................................       92     33      12       4      0
April 25, 2010..............................................................................       91     29       9       2      0
April 25, 2011..............................................................................       89     24       7       1      0
April 25, 2012..............................................................................       88     21       5       1      0
April 25, 2013..............................................................................       86     18       3       *      0
April 25, 2014..............................................................................       84     15       2       0      0
April 25, 2015..............................................................................       82     13       2       0      0
April 25, 2016..............................................................................       79     11       1       0      0
April 25, 2017..............................................................................       76      9       1       0      0
April 25, 2018..............................................................................       74      8       *       0      0
April 25, 2019..............................................................................       70      6       *       0      0
April 25, 2020..............................................................................       67      5       0       0      0
April 25, 2021..............................................................................       63      4       0       0      0
April 25, 2022..............................................................................       59      4       0       0      0
April 25, 2023..............................................................................       54      3       0       0      0
April 25, 2024..............................................................................       50      2       0       0      0
April 25, 2025..............................................................................       44      2       0       0      0
April 25, 2026..............................................................................       39      1       0       0      0
April 25, 2027..............................................................................       34      1       0       0      0
April 25, 2028..............................................................................       29      1       0       0      0
April 25, 2029..............................................................................       24      *       0       0      0
April 25, 2030..............................................................................       18      0       0       0      0
April 25, 2031..............................................................................       12      0       0       0      0
April 25, 2032..............................................................................        5      0       0       0      0
April 25, 2033..............................................................................        0      0       0       0      0
Weighted Average Life in Years:
Without Optional Termination................................................................    19.42   5.59    2.79    1.62   0.95
With Optional Termination...................................................................    19.37   5.22    2.56    1.48   0.95

---------------

*   Indicates a value between 0.0% and 0.5%.

      Percentage of Initial Class Principal Amount of the Class M1 and M2 Certificates Outstanding at the Following Percentages of the Prepayment
                                   Assumption



                                                               Class M1 Certificates                   Class M2 Certificates
                                                       ------------------------------------    ------------------------------------
                                                         0%      50%    100%    150%   200%     0%      50%     100%    150%   200%
                                                       -----    -----   ----    ----   ----    -----   -----    ----    ----   ----
Initial Percentage .................................     100%     100%   100%    100%   100%     100%    100%    100%    100%   100%
April 25, 2004 .....................................     100      100    100     100    100      100     100     100     100    100
April 25, 2005 .....................................     100      100    100     100    100      100     100     100     100    100
April 25, 2006 .....................................     100      100    100     100     39      100     100     100     100    100
April 25, 2007 .....................................     100      100     57      55     39      100     100      57      26     53
April 25, 2008 .....................................     100       94     41      16     32      100      94      41      16      0
April 25, 2009 .....................................     100       81     30       9     11      100      81      30       6      0
April 25, 2010 .....................................     100       69     22       5      1      100      69      22       0      0
April 25, 2011 .....................................     100       59     16       0      0      100      59      16       0      0
April 25, 2012 .....................................     100       50     12       0      0      100      50      11       0      0
April 25, 2013 .....................................     100       43      8       0      0      100      43       5       0      0
April 25, 2014 .....................................     100       37      6       0      0      100      37       0       0      0
April 25, 2015 .....................................     100       31      2       0      0      100      31       0       0      0
April 25, 2016 .....................................     100       26      0       0      0      100      26       0       0      0
April 25, 2017 .....................................     100       22      0       0      0      100      22       0       0      0
April 25, 2018 .....................................     100       19      0       0      0      100      19       0       0      0
April 25, 2019 .....................................     100       16      0       0      0      100      16       0       0      0
April 25, 2020 .....................................     100       13      0       0      0      100      13       0       0      0
April 25, 2021 .....................................     100       11      0       0      0      100       9       0       0      0
April 25, 2022 .....................................     100        9      0       0      0      100       5       0       0      0
April 25, 2023 .....................................     100        7      0       0      0      100       2       0       0      0
April 25, 2024 .....................................     100        5      0       0      0      100       0       0       0      0
April 25, 2025 .....................................     100        3      0       0      0      100       0       0       0      0
April 25, 2026 .....................................      95        *      0       0      0       95       0       0       0      0
April 25, 2027 .....................................      83        0      0       0      0       83       0       0       0      0
April 25, 2028 .....................................      71        0      0       0      0       71       0       0       0      0
April 25, 2029 .....................................      58        0      0       0      0       58       0       0       0      0
April 25, 2030 .....................................      43        0      0       0      0       43       0       0       0      0
April 25, 2031 .....................................      28        0      0       0      0       28       0       0       0      0
April 25, 2032 .....................................      13        0      0       0      0       13       0       0       0      0
April 25, 2033 .....................................       0        0      0       0      0        0       0       0       0      0
Weighted Average Life in Years:
Without Optional Termination .......................   26.44    10.49   5.42    4.42   3.94    26.43   10.31    5.26    3.97   4.12
With Optional Termination ..........................   26.34     9.71   4.96    4.14   2.97    26.34    9.71    4.92    3.77   3.17

---------------

*   Indicates a value between 0.0% and 0.5%.

          Percentage of Initial Class Principal Amount of the Class B1 Certificates Outstanding at the Following Percentages of the Prepayment
                                   Assumption



                                                                                                       Class B1 Certificates
                                                                                                -----------------------------------
                                                                                                 0%      50%    100%    150%   200%
                                                                                                -----   ----    ----    ----   ----
Initial Percentage..........................................................................      100%   100%    100%    100%   100%
April 25, 2004..............................................................................      100    100     100     100    100
April 25, 2005..............................................................................      100    100     100     100    100
April 25, 2006..............................................................................      100    100     100     100    100
April 25, 2007..............................................................................      100    100      57      18      0
April 25, 2008..............................................................................      100     94      39       4      0
April 25, 2009..............................................................................      100     81      24       0      0
April 25, 2010..............................................................................      100     69      13       0      0
April 25, 2011..............................................................................      100     59       5       0      0
April 25, 2012..............................................................................      100     50       0       0      0
April 25, 2013..............................................................................      100     41       0       0      0
April 25, 2014..............................................................................      100     33       0       0      0
April 25, 2015..............................................................................      100     25       0       0      0
April 25, 2016..............................................................................      100     19       0       0      0
April 25, 2017..............................................................................      100     13       0       0      0
April 25, 2018..............................................................................      100      8       0       0      0
April 25, 2019..............................................................................      100      4       0       0      0
April 25, 2020..............................................................................      100      1       0       0      0
April 25, 2021..............................................................................      100      0       0       0      0
April 25, 2022..............................................................................      100      0       0       0      0
April 25, 2023..............................................................................      100      0       0       0      0
April 25, 2024..............................................................................      100      0       0       0      0
April 25, 2025..............................................................................      100      0       0       0      0
April 25, 2026..............................................................................       95      0       0       0      0
April 25, 2027..............................................................................       83      0       0       0      0
April 25, 2028..............................................................................       71      0       0       0      0
April 25, 2029..............................................................................       58      0       0       0      0
April 25, 2030..............................................................................       42      0       0       0      0
April 25, 2031..............................................................................       21      0       0       0      0
April 25, 2032..............................................................................        *      0       0       0      0
April 25, 2033..............................................................................        0      0       0       0      0
Weighted Average Life in Years:
Without Optional Termination................................................................    26.26   9.53    4.80    3.54   3.34
With Optional Termination...................................................................    26.24   9.42    4.74    3.50   3.17

---------------

*   Indicates a value between 0.0% and 0.5%.

                   Material Federal Income Tax Considerations


General

   The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the Basis Risk Reserve Fund, will comprise one or more REMICs (each, a "Lower Tier REMIC") and a single upper tier REMIC (the "Upper Tier REMIC") in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

   Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition,
Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the beneficial owner of the Class X Certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the beneficial owners of the Offered Certificates to receive payments from the Basis Risk Reserve Fund represent interests in an interest rate cap contract for federal income tax purposes.

Tax Treatment of the Class A-IO Certificates

   The Class A-IO Certificates will represent ownership of REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the prospectus. In addition, the Class A-IO Certificates will be issued with original issue discount ("OID"). A beneficial owner of a certificate issued with OID must include the OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences-- Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to both the Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

Tax Treatment of the Remaining Offered Certificates

   For federal income tax purposes, a beneficial owner of an Offered Certificate (other than a Class A-IO Certificate) (a "Component Certificate") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Basis Risk Reserve Fund. Any payment on a Component Certificate that is made from the Basis Risk Reserve Fund will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the Prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

   Allocations. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

   Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of
Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the Prospectus.

   Original Issue Discount. The REMIC regular interest component of a Component Certificate may be issued with OID. A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to both the Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

   The Cap Contract Components. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

   Any payments made to a beneficial owner of a Component Certificate from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

   A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

   Status of the Component Certificates

   The REMIC regular interest components of Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same porportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Component Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

                        Legal Investment Considerations

   The Class A1, A-IO, and M1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. None of the other classes of Offered Certificates will constitute "mortgage related securities."

   Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

   Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment" in the Prospectus.

                              ERISA Considerations

   Subject to the limitations and qualifications described under "ERISA Considerations" in the Prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (collectively, a "Plan"), or by a person investing on behalf of or with plan assets of such a plan or arrangement pursuant to an administrative exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code which has been granted by the U.S. Department of Labor to the Underwriters relating to the acquisition, holding and transfers of the Offered Certificates (the "Exemption"). See "ERISA Considerations" in the Prospectus. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

   The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase a Certificate in such circumstances pursuant to Sections I and II of Prohibited Transaction Class Exemption 95-60.

                                Use of Proceeds

   The net proceeds from the sale of the Offered Certificates will be applied by the Depositor toward the purchase of the Mortgage Loans from the Seller and the repayment of the related financing.

                                  Underwriting

   Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, named below and the Underwriters have agreed to purchase from the Depositor the following principal amounts or notional amounts of Offered Certificates.

                                               Countrywide Securities
Class                   Lehman Brothers Inc.         Corporation
  -----                 --------------------         -----------
Class A-1                 $211,748,000.00          $37,367,000.00
Class A-IO                $ 16,387,910.00          $ 2,890,000.00
Class M-1                 $ 13,995,000.00          $ 2,469,000.00
Class M-2                 $ 10,344,000.00          $ 1,825,000.00
Class B-1                 $  7,302,321.00          $ 1,289,000.00


   The distribution of the Offered Certificates by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

   Expenses incurred by the Depositor in connection with this offering are expected to be approximately $357,000.

   After the initial distribution of the Offered Certificates by the Underwriters, the Prospectus and Prospectus Supplement may be used by the Underwriters in connection with market making transactions in the Offered Certificates. The Underwriters may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

   The Mortgage Loans have been the subject of financing provided by Lehman Brothers Inc. An affiliate of Countrywide Securities Corporation also provides warehouse financing to the Seller.

                                 Legal Matters

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C. and for the Underwriters by Morgan, Lewis & Bockius, New York, NY.

                                    Ratings

   It is a condition to the issuance of the Class A and Class A-IO Certificates that they be rated "AAA" by S&P and Fitch and "Aaa" by Moody's (together with S&P and Fitch, the "Rating Agencies"). It is a condition to the issuance of the Class M1 Certificates that they be rated "AA" by

S&P and Fitch and "Aa2" by Moody's. It is a condition to the issuance of the Class M2 Certificates that they be rated "A" by S&P and Fitch and "A2" by Moody's. It is a condition to the issuance of the Class B1 Certificates that they be rated "BBB" by S&P and Fitch and "Baa2" by Moody's.

   The rating of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

   The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from Monthly Excess Cashflow. In addition, the ratings on the Class A-IO Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

   The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

   The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            Index of Principal Terms


Defined Term                                                              Page
------------                                                              ----
A1 Spread ........................................................        S-23
Accrual Period ...................................................        S-23
Act ..............................................................        S-79
Adjustment Date ..................................................        S-37
Advance ..........................................................        S-60
Aggregate Expense Rate ...........................................        S-29
Aggregate Overcollateralization Release Amount ...................        S-31
Applied Loss Amount ..............................................        S-33
B1 Spread ........................................................        S-23
Balloon Loans ....................................................        S-36
Balloon Payments .................................................        S-36
Basis Risk Payment ...............................................        S-28
Basis Risk Reserve Fund ..........................................        S-26
Basis Risk Shortfall .............................................        S-25
BBA ..............................................................        S-27
Beneficial Owner .................................................        S-18
Book-Entry Certificates ..........................................        S-18
Business Day .....................................................        S-18
Cap Contract .....................................................        S-76
capital asset ....................................................        S-77
Carryforward Interest ............................................        S-22
Certificate Account ..............................................        S-17
Certificate Principal Amount .....................................        S-25
Certificateholder ................................................        S-17
Certificates .....................................................        S-17
Class Notional Amount ............................................        S-17
Class Principal Amount ...........................................        S-17
Clearstream Luxembourg ...........................................        S-18
Clearstream Luxembourg Participants ..............................        S-20
Closing Date .....................................................        S-17
Code .............................................................        S-76
Collection Period ................................................        S-28
Compensating Interest ............................................        S-27
Component Certificate ............................................        S-76
Cooperative ......................................................        S-20
Corporate Trust Office ...........................................        S-35
Credit Risk Manager ..............................................        S-61
Deferred Amount ..................................................        S-35
Definitive Certificate ...........................................        S-18
Delinquency Rate .................................................        S-30
Depositor ........................................................        S-18
Designated Telerate Page .........................................        S-27
Distressed Mortgage Loan .........................................        S-62
Distribution Date ................................................        S-18
DTC ..............................................................        S-18
ERISA ............................................................        S-78
Euroclear ........................................................        S-18
Euroclear Operator ...............................................        S-20
Euroclear Participants ...........................................        S-20
European Depositaries ............................................        S-18
Financial Intermediary ...........................................        S-19



Defined Term                                                              Page
------------                                                              ----

Gross Margin .....................................................        S-38
Guide ............................................................        S-50
Homeownership Act ................................................        S-15
Initial Cap ......................................................        S-38
Initial Purchase Date ............................................        S-35
Insurance Fee Rate ...............................................        S-37
Insurance Proceeds ...............................................        S-28
Interest Rates ...................................................        S-23
Interest Remittance Amount .......................................        S-25
Interest Settlement Rate .........................................        S-27
Interest-only Certificates .......................................        S-17
IRS ..............................................................        S-77
LIBOR ............................................................        S-27
LIBOR Business Day ...............................................        S-27
LIBOR Certificates ...............................................        S-17
LIBOR Determination Date .........................................        S-27
LIBOR Mortgage Loans .............................................        S-37
Liquidated Mortgage Loan .........................................        S-33
Loan-to-Value Ratio ..............................................        S-36
Lower Tier REMIC .................................................        S-76
M1 Principal Distribution Amount .................................        S-31
M1 Spread ........................................................        S-23
M1 Target Amount .................................................        S-32
M2 Principal Distribution Amount .................................        S-31
M2 Spread ........................................................        S-23
M2 Target Amount .................................................        S-32
Maximum Interest Rate ............................................        S-26
Maximum Rate .....................................................        S-38
MGIC .............................................................        S-38
Minimum Rate .....................................................        S-38
Modeling Assumptions .............................................        S-70
Monthly Excess Cashflow ..........................................        S-33
Monthly Excess Interest ..........................................        S-25
Mortgage Loans ...................................................        S-17
Mortgage Pool ....................................................        S-17
Mortgage Rate ....................................................        S-24
Net Funds Cap ....................................................        S-24
Net Liquidation Proceeds .........................................        S-28
Net Mortgage Rate ................................................        S-24
Net Prepayment Interest Shortfalls ...............................        S-27
NIMS Insurer .....................................................        S-18
NIMS Securities ..................................................        S-17
NIMS Transaction .................................................        S-17
Notional Amount ..................................................        S-23
Offered Certificates .............................................        S-17
Offered Subordinate Certificates .................................        S-17
OID ..............................................................        S-76
Optimal Interest Remittance Amount ...............................        S-24
Optional Termination .............................................        S-35
Overcollateralization Amount .....................................        S-31

Defined Term                                                              Page
------------                                                              ----
Overcollateralization Cumulative Loss Trigger Event ..............        S-30
Overcollateralization Deficiency .................................        S-31
Participant ......................................................        S-19
Payahead .........................................................        S-25
Penalty Period ...................................................        S-37
Periodic Cap .....................................................        S-38
Plan .............................................................        S-78
PMI Insurer ......................................................        S-38
PMI Policy .......................................................        S-38
Pool Balance .....................................................        S-24
Prepayment Assumption ............................................        S-70
Prepayment Interest Shortfall ....................................        S-26
Prepayment Period ................................................        S-28
Prepayment Premium ...............................................        S-37
Principal Distribution Amount ....................................        S-27
Principal Remittance Amount ......................................        S-28
Purchase Price ...................................................        S-35
Rating Agencies ..................................................        S-79
Realized Loss ....................................................        S-32
Record Date ......................................................        S-18
Relevant Depositary ..............................................        S-18
Residual Certificate .............................................        S-17
Rolling Three Month Delinquency Rate .............................        S-30
Rules ............................................................        S-19



Defined Term                                                              Page
------------                                                              ----

Scheduled Payment ................................................        S-28
Scheduled Principal Balance ......................................        S-28
Senior Certificates ..............................................        S-17
Senior Enhancement Percentage ....................................        S-31
Senior Principal Distribution Amount .............................        S-30
Senior Target Amount .............................................        S-32
Servicing Advance ................................................        S-60
Servicing Fee ....................................................        S-59
Servicing Fee Rate ...............................................        S-59
Six-Month LIBOR Index ............................................        S-38
SMMEA ............................................................        S-78
Stepdown Date ....................................................        S-30
Subordinate Certificates .........................................        S-17
Substitution Amount ..............................................        S-25
Target Amount ....................................................        S-30
Targeted Overcollateralization Amount ............................        S-31
Tax Counsel ......................................................        S-76
Terms and Conditions .............................................        S-21
Trigger Event ....................................................        S-32
Trust Fund .......................................................        S-17
Trustee ..........................................................        S-35
Trustee Fee Rate .................................................        S-35
Underwriting Agreement ...........................................        S-79
Unpaid Basis Risk Shortfall ......................................        S-30
Upper Tier REMIC .................................................        S-76

                                    Annex A

         Global Clearance, Settlement and Tax Documentation Procedures

   Except in certain limited circumstances, the globally offered Aegis Mortgage Loan Asset-Backed Certificates, Series 2003-1 (the Global Securities) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

   Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

   A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.


                                     S-A-1

   Trading Between Clearstream Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The

                                     S-A-2
seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

   A holder that is not a United States person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

   I. the Trustee or the U.S. withholding agent receives a statement--

    (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

         (i) is signed by the certificateholder under penalties of perjury,

         (ii) certifies that such owner is not a United States person, and


                                     S-A-3

         (iii) provides the name and address of the certificateholder, or

   (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

         (i) is signed under penalties of perjury by an authorized representative of the financial institution,

         (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

         (iii) provides the name and address of the certificateholder, and

         (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

   II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

   III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

   IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

   A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

   In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

   This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.


                                     S-A-4

   The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and
(5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


                                     S-A-5

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PROSPECTUS

                           [AEGIS MORTGAGE CORP. LOGO]




                   Aegis Asset Backed Securities Corporation

                                   Depositor



                      Mortgage and Asset Backed Securities

                              (Issuable in Series)

                              --------------------


  The Trusts

  Each trust will be established to hold assets in its trust fund transferred to it by Aegis Asset Backed Securities Corporation. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

       o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

       o private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

       o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan.


The Securities:

   The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all the terms of the series and each of the classes in the series.

Offers of Securities:

   The securities may be offered to the public through several different methods, including offerings through underwriters.

   You should carefully consider the risk factors beginning on page 4 of this prospectus.

   The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                 April 17, 2003

  IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

   Information about each series of securities is contained in two separate documents:

   o this prospectus, which provides general information, some of which may not apply to a particular series; and

   o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

   The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

   You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.



   If you require additional information, the mailing address of our principal executive offices is Investor Relations Department, Aegis Asset Backed Securities Corporation, 3250 Briar Park, Suite 400, Houston, Texas 77042 and the telephone number is (713) 787-0100. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 20.

                               Table of Contents


                                                                            Page
                                                                            ----

Risk Factors ......................................................            4
The Trust Fund ....................................................           14
 General ..........................................................           14
 The Loans ........................................................           15
 Participation Certificates .......................................           18
 Private Mortgage-Backed Securities ...............................           18
 Substitution of Trust Fund Assets ................................           20
Available Information .............................................           20
Incorporation of Certain Documents by Reference ...................           20
Reports to Securityholders ........................................           21
Use of Proceeds ...................................................           21
The Depositor .....................................................           21
Loan Program ......................................................           21
 Underwriting Standards ...........................................           21
 Qualifications of Unaffiliated Sellers ...........................           25
 Representations by Sellers; Repurchases ..........................           25
Description of the Securities .....................................           26
 General ..........................................................           27
 Distributions on Securities ......................................           28
 Advances .........................................................           30
 Reports to Securityholders .......................................           31
 Categories of Classes of Securities ..............................           32
 Indices Applicable to Floating Rate and Inverse Floating Rate
   Classes ........................................................           34
 Book-entry Registration of Securities ............................           37
Credit Enhancement ................................................           41
 General ..........................................................           41
 Subordination ....................................................           42
 Letter of Credit .................................................           42
 Insurance Policies, Surety Bonds and Guaranties ..................           43
 Over-collateralization ...........................................           43
 Reserve Accounts .................................................           43
 Pool Insurance Policies ..........................................           45
 Special Hazard Insurance Policies ................................           46
 Bankruptcy Bonds .................................................           47
 Cross Support ....................................................           47
 Financial Instruments ............................................           48
Yield and Prepayment Considerations ...............................           48
The Agreements ....................................................           51
 Assignment of the Trust Fund Assets ..............................           51
 Payments on Loans; Deposits to Security Account ..................           53
 Pre-Funding Account ..............................................           54
 Sub-servicing by Sellers .........................................           55
 Collection Procedures ............................................           55
 Hazard Insurance .................................................           56
 Realization upon Defaulted Loans .................................           58
 Servicing and Other Compensation and Payment of Expenses .........           58



                                                                            Page
                                                                            ----

 Evidence as to Compliance ........................................           58
 Certain Matters Regarding the Servicer and the Depositor .........           59
 Events of Default; Rights upon Event of Default ..................           60
 Amendment ........................................................           62
 Termination; Optional Termination ................................           63
 The Trustee ......................................................           63
 The Master Servicer ..............................................           64
Legal Aspects of the Loans ........................................           64
 General ..........................................................           64
 Foreclosure ......................................................           65
 Environmental Risks ..............................................           67
 Rights of Redemption .............................................           68
 Anti-deficiency Legislation and Other Limitations on Lenders .....           68
 Due-on-sale Clauses ..............................................           69
 Enforceability of Prepayment and Late Payment Fees ...............           70
 Applicability of Usury Laws ......................................           70
 Soldiers' and Sailors' Civil Relief Act ..........................           70
 Junior Mortgages and Rights of Senior Mortgagees .................           71
 Consumer Protection Laws .........................................           72
 Home Ownership and Equity Protection Act of 1994 .................           72
Material Federal Income Tax Consequences ..........................           72
 Types of Securities ..............................................           73
 Taxation of Securities Treated as Debt Instruments ...............           76
 REMIC Residual Certificates ......................................           81
 FASIT Ownership Certificates .....................................           87
 Grantor Trusts Certificates ......................................           88
 Partner Certificates .............................................           90
 Special Tax Attributes ...........................................           92
 Backup Withholding ...............................................           94
State and Local Tax Considerations ................................           94
ERISA Considerations ..............................................           95
 General ..........................................................           95
Legal Investment ..................................................           99
Method of Distribution ............................................          100
Legal Matters .....................................................          101
Financial Information .............................................          101
Rating ............................................................          101
Global Clearance, Settlement and Tax Documentation Procedures .....          103
Initial Settlement ................................................          103
Secondary Market Trading ..........................................          104
Certain U.S. Federal Income Tax Documentation Requirements ........          106
Index of Defined Terms ............................................          107

                                  Risk Factors


   You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

Limited Source of Payments -- No
 Recourse To Sellers, Depositor
 or Servicer  . . . . . . . . . The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.

                                Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. Aegis Asset Backed Securities Corporation, which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. Therefore, if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be funds obtained from enforcing a corresponding obligation from the seller or originator of the loan.

                                The only obligations of the master servicer to a trust fund (other than its master servicing obligations) come from certain representations and warranties made by it in connection with its loan servicing activities.

                                The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be
 Sufficient To Protect You
 from Losses  . . . . . . . . . Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.

                                Furthermore, the amount of a credit
                                enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that the reduction would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature of Mortgages
 Junior Status of Liens
 Securing Home Equity Loans
 Could Adversely Affect You . . A portion of the mortgages and deeds of trust may include junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                o pay the senior mortgage in full at or prior to the foreclosure sale, or

                                o assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

                                The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                o the aggregate amount owed under both the senior and junior loans over

                                o the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                                See "Legal Aspects of the Loans -- Anti-
                                Deficiency Legislation; Bankruptcy Laws;
                                Tax Liens."

Declines in Property Values
 May Adversely Affect You . . . The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

                                o an overall decline in the residential real estate market in the areas in which they are located,

                                o a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                o natural disasters that are not covered by insurance, such as earthquakes and floods.

                                In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May
 Adversely Affect You . . . . . Even if the properties underlying the loans held in the trust fund provide adequate
                                security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full.

                                In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of
 Liquidation Expenses May       Liquidation expenses of defaulted loans
 Adversely Affect You . . . . . generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May
 Adversely Affect You . . . . . Because the mortgage loans are originated nationwide, the originator of the loans in the trust fund must also comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant state and local jurisdictions. State laws generally regulate interest rates and other charges, require specific disclosures, and require licensing of mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and counties. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.

                                The loans held in the trust fund may also be subject to certain federal laws, including:

                                o the Federal Truth in Lending Act and its regulations, which require disclosures to the borrowers regarding the terms of any mortgage loan;

                                o the Equal Credit Opportunity Act and its regulations, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act; and

                                o  the Fair Credit Reporting Act, which
                                   regulates the use and reporting of
                                   information related to the borrower's credit experience.

                                Home Equity Loan Consumer Protection Act. The Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the

                                Home Ownership and Equity Protection Act of
                                1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

                                Failure by the originator or servicer to comply with these federal, state and local laws can in some circumstances give rise to legal defenses to loan enforceability; potential refunds to borrowers; loss of state licenses or other approved servicer status; class action lawsuits; administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer's ability to collect or enforce mortgage loans; and claims against the trust fund. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment
 Mortgages Are Borne by You . . Some.of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Modification of mortgage
 loans may delay or reduce
 certificate payments . . . . . With respect to a mortgage loan on which a material default has occurred or a payment default is imminent, the servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payment on the mortgage loan and, consequently, the amount and timing of payment on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Your Risk of Loss May Be
 Higher than You Expect If
 Your Securities Are Backed
 by Loans that Were
 Underwritten to Standards
 which do not Conform to the
 Standards of Freddie Mac or
 Fannie Mae . . . . . . . . . . Substantially all of the loans in the trust fund will have been originated under standards that were less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability. The related borrowers may have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. In addition, on a case by case basis, the related seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. These exceptions would represent a further departure from the Freddie Mac and Fannie Mae standards.

                                As a result of the application of less
                                stringent underwriting standards, certain mortgage loans in a mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgage properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Your Risk of Loss May Be
 Higher than You Expect If
 Your Securities Are Backed
 by Partially Unsecured
 Home Equity Loans  . . . . . . The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

The Prepayment Rate on Home
 Equity Loans is Uncertain  . . Generally, if prevailing interest rates fall below the coupon rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans. Conversely, if prevailing interest rates rise above the coupon rate on the home equity loans, the rate of prepayments may decrease. The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

                                In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

You May be Unable to Reinvest
 Distributions in Comparable
 Investments  . . . . . . . . . Asset-backed securities usually produce more returns of principal to investors when market interest rates fall below the interest rates on the loans and produce less returns on principal when market interest rates rise above the interest rates on the loans. If borrowers refinance their loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and you are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from obtaining your desired yield.

You Could Be Adversely Affected
 by Violations of Environmental
 Laws . . . . . . . . . . . . . Federal, state, and local laws and regulations impose a wide range of requirements on
                                activities that may affect the environment, health, and safety. In some circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage.

Ratings of the Securities
 Do Not Assure Their Payment;
 Ratings May be Lowered or
 Withdrawn at Any Time  . . . . Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                A rating may not remain in effect for any predetermined period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                o a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                o an adverse change in the financial or other condition of a credit enhancement provider, or

                                o  a change in the rating of the credit
                                   enhancement provider's long-term debt.

                                The amount, type, and nature of credit
                                enhancement established for a class of
                                securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties (or in the case that the differential is increased where the loan to value was greater than 100%), the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not otherwise covered by a credit enhancement will be borne, by the holders of one or more classes of securities.

You May Have Difficulty
 Reselling Your Securities
 Due to a Lack of a Secondary
 Market, Fluctuating Market
 Values or Periods of
 Illiquidity . . . . . . . . .  No market for any of the securities will exist before they are issued. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

                                Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk. Illiquidity can also have an adverse effect on the price of securities that have been structured to support other classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

Book-entry Registration
 Limited Liquidity  . . . . . . Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or
 Pledge . . . . . . . . . . . . Transactions in book-entry securities can be effected only through The Depository Trust
                                Company, its participating organizations, its indirect participants, and some banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions . . . . You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy or Insolvency
 May Affect the Timing and
 Amount of Distributions on
 The Securities . . . . . . .   The seller and the depositor intend that the
                                transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes.
                                If the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors.
                                On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.
                                Presenting this
                                position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                Federal and state statutory provisions
                                affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of
 Securities May Exceed the
 Market Value of the Trust
 Fund Assets . . . . . . . . .  The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

   Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 107.

                                 The Trust Fund


General

   The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.(1) The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

   The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" and in the related prospectus supplement. In addition to loans acquired on the closing date, the trust fund may acquire loans during a subsequent funding period specified in the related Agreement. See "The Agreements--Assignment of Trust Fund Assets --Conveyance of Subsequent Loans."

   The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the depositor, the master servicer, the servicer(s) and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") among the trustee, the seller, the issuer, the depositor, the master servicer and the servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements". With respect to loans serviced by a servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

   As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

   With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.
---------------
(1) Whenever the terms "pool," "certificates," "notes" and "securities" are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass- through rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term "trust fund" will refer to one specific trust fund.

   The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets". The obligations of the master servicer or servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances". The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

   The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

The Loans

   General. Loans will consist of single family mortgage loans or home equity loans. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans". If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. Substantially all of the loans will have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

   The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

   o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

   o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

   o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

   o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

   A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

   The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties". The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

   The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

   Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

   Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

   o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

   o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

   o the original terms to maturity of the loans,

   o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

   o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

   o the maximum and minimum per annum Loan Rates and

   o the geographical distribution of the loans.

   If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the Detailed Description.

   The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

   No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Participation Certificates

   The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

   o first lien mortgage loans secured by one- to four-family residential properties,

   o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties, or

   o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

   If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Private Mortgage-Backed Securities

   Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

   The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

   The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

   The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

   o the payment features of the mortgage loans;

   o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

   o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

   o the weighted average term-to stated maturity of the private mortgage-backed securities;

   o the pass-through or certificate rate of the private mortgage-backed securities;

   o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

   o the issuer, the servicer and the trustee of the private mortgage-backed securities;

   o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

   o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

   o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

   Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Substitution of Trust Fund Assets

   Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund
Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.


                             Available Information


   The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http:// www.sec.gov.

   This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.


                Incorporation of Certain Documents by Reference

   All documents filed under the name of Aegis Asset Backed Securities Corporation and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                           Reports to Securityholders


   Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."


                                Use of Proceeds

   The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                                 The Depositor


   Aegis Asset Backed Securities Corporation, a Delaware corporation, the depositor, was incorporated on June 3, 2002 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of Aegis Mortgage Corporation, an Oklahoma corporation ("Aegis"). The depositor maintains its principal office at 3250 Briar Park, Suite 400, Houston, Texas 77042. Its telephone number is (713) 787-0100.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.


                                  Loan Program

   The loans will have been purchased by the depositor, either directly or through affiliates, from sellers, that may include unaffiliated parties. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

   General Standards for First Lien Mortgage Loans. Aegis's underwriting standards with respect to first lien mortgage loans will generally conform to those published in the guide for Aegis's alternative documentation programs for first lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. If an affiliate of the depositor originates the loan directly, the underwriting standards described below will apply to the affiliate's origination process. If a non-affiliated loan broker or correspondent originates the loan, the underwriting standards described below will apply collectively to the originator's and Aegis's origination processes. If groups of loans are acquired by Aegis or an affiliate of Aegis in bulk, the mortgage loans may be reunderwritten by Aegis or by a designated third party on Aegis's behalf. See " -- Qualifications of Unaffiliated Sellers." In such bulk acquisitions, Aegis may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

   Aegis's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

   The level of review by Aegis, if any, of any mortgage loan acquired in bulk for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

   o factors relating to the experience and status of the seller,

   o characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program, and

   o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to Aegis.

   Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

   Aegis's underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by Aegis. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

   Guide Standards. The following is a brief description of the underwriting standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis generally requires a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

   In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

   Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by Aegis after the origination of a mortgage loan if the seller does not provide a credit score to Aegis. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

   The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

   Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet their monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and their other financial obligations and monthly living expenses. Aegis will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an adjustable rate mortgage loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the Property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

   If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to borrow up to 107% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

   The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

   In its evaluation of mortgage loans which have more than twelve months of payment experience, Aegis generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by Aegis based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

   The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." Aegis's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

   General Standards for Home Equity Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity loans, but if it does not, each seller will represent and warrant that all home equity loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by home equity lenders generally during the period of origination for similar types of loans.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $150,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

   Each seller's underwriting standards will generally permit home equity with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes.

   After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

   In the case of a home equity loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity loan.

   Certain of the types of home equity loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Unaffiliated Sellers

   Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications. Each such seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each such seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

   Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

   o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

   o that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

   o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

   o that there were no delinquent tax or assessment liens against the Property;

   o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

   o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

   In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

   If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

   The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

   o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

   o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

   The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

   Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.


                         Description of the Securities


   Each series of certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer, the servicer(s) and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by either the master servicer or by a servicer directly pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer, the servicer(s) and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to Aegis Asset Backed Securities Corporation, 3250 Briar Park, Suite 400, Houston, Texas 77042, Attention: Investor Relations.

General

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

   o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

   o the assets required to be deposited in the related Security Account from time to time;

   o Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

   If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

   Each series of securities will be issued in one or more classes. Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) amounts determined as described in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

   The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations". The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of that class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer, the servicer(s) or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

   As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

   Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate
Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

   With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to such class of holders of the securities as allocable to principal and,

   o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

   o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal including payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination".

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

   To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the servicer(s) also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

   In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a sub-servicer) also will be reimbursable to the servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement", in each case as described in the related prospectus supplement.

   In the event the servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer. If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities".

Reports to Securityholders

   Prior to or concurrently with each distribution on a distribution date the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

   o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

   o the amount of the distribution allocable to interest;

   o the amount of any advance;

   o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

   o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

   o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

   o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

   o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

   o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

   o if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period;

   o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

   o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

   o the servicing fee payable to the and any subservicer, if applicable.

   Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to
(a) the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                DEFINITION
  ---------------------                              ----------
Principal Types
Accretion Directed...............................    A class that receives principal payments from the
                                                     accreted interest from specified Accrual classes. An
                                                     accretion directed class also may receive principal
                                                     payments from principal paid on the underlying Trust
                                                     Fund Assets for the related series.

Component Securities.............................    A class consisting of "components." The components of
                                                     a class of component securities may have different
                                                     principal and/or interest payment characteristics but
                                                     together constitute a single class. Each component of
                                                     a class of component securities may be identified as
                                                     falling into one or more of the categories in this
                                                     chart.

Notional Amount Securities.......................    A class having no principal balance and bearing
                                                     interest on the related notional amount. The notional
                                                     amount is used for purposes of the determination of
                                                     interest distributions.

Planned Principal Class or PACs..................    A class that is designed to receive principal
                                                     payments using a predetermined principal balance
                                                     schedule derived by assuming two constant prepayment
                                                     rates for the underlying Trust Fund Assets. These two
                                                     rates are the endpoints for the "structuring range"
                                                     for the planned principal class. The planned
                                                     principal classes in any series of certificates may
                                                     be subdivided into different categories (e.g.,
                                                     primary planned principal classes, secondary planned
                                                     principal classes and so forth) having different
                                                     Peffective structuring ranges and different principal
                                                     payment priorities. The structuring range for the
                                                     secondary planned principal class of a series of
                                                     certificates will be narrower than that for the
                                                     primary planned principal class of the series.



Scheduled Principal Class........................    A class that is designed to receive principal
                                                     payments using a predetermined principal balance
                                                     schedule but is not designated as a Planned Principal
                                                     Class or Targeted Principal class. In many cases, the
                                                     schedule is derived by assuming two constant
                                                     prepayment rates for the underlying Trust Fund
                                                     Assets. These two rates are the endpoints for the
                                                     "structuring range" for the scheduled principal
                                                     class.


CATEGORIES OF CLASSES                                DEFINITION
  ---------------------                              ----------
Sequential Pay...................................    Classes that receive principal payments in a
                                                     prescribed sequence, that do not have predetermined
                                                     principal balance schedules and that under all
                                                     circumstances receive payments of principal
                                                     continuously from the first distribution date on
                                                     which they receive principal until they are retired.
                                                     A single class that receives principal payments
                                                     before or after all other classes in the same series
                                                     of securities may be identified as a sequential pay
                                                     class.

Strip............................................    A class that receives a constant proportion, or
                                                     "strip," of the principal payments on the underlying
                                                     Trust Fund Assets.



Support Class (also sometimes referred to as
  "companion classes")...........................    A class that receives principal payments on any
                                                     distribution date only if scheduled payments have
                                                     been made on specified planned principal classes,
                                                     targeted principal classes and/or Scheduled Principal
                                                     Classes.


Targeted Principal Class or TACs.................    A class that is designed to receive principal
                                                     payments using a predetermined principal balance
                                                     schedule derived by assuming a single constant
                                                     prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate.......................................    A class with an interest rate that is fixed
                                                     throughout the life of the class.



Floating Rate....................................    A class with an interest rate that resets
                                                     periodically based upon a designated index and that
                                                     varies directly with changes in the index.



Inverse Floating Rate............................    A class with an interest rate that resets
                                                     periodically based upon a designated index and that
                                                     varies inversely with changes in the index.



Variable Rate....................................    A class with an interest rate that resets
                                                     periodically and is calculated by reference to the
                                                     rate or rates of interest applicable to specified
                                                     assets or instruments (e.g., the Loan Rates borne by
                                                     the underlying loans).



Interest Only....................................    A class that receives some or all of the interest
                                                     payments made on the underlying Trust Fund Assets and
                                                     little or no principal. Interest Only classes have
                                                     either a nominal principal balance or a notional
                                                     amount. A nominal principal balance represents actual
                                                     principal that will be paid on the class. It is
                                                     referred to as nominal since it is extremely small
                                                     compared to other classes. A notional amount is the
                                                     amount used as a reference to calculate the amount of
                                                     interest due on an Interest Only class that is not
                                                     entitled to any distributions in respect of
                                                     principal.



Principal Only...................................    A class that does not bear interest and is entitled
                                                     to receive only distributions in respect of
                                                     principal.

CATEGORIES OF CLASSES                                DEFINITION
  ---------------------                              ----------
Partial Accrual..................................    A class that accretes a portion of the amount of
                                                     accrued interest thereon, which amount will be added
                                                     to the principal balance of that class on each
                                                     applicable distribution date, with the remainder of
                                                     the accrued interest to be distributed currently as
                                                     interest on that class. This accretion may continue
                                                     until a specified event has occurred or until the
                                                     Partial Accrual class is retired.



Accrual..........................................    A class that accretes the amount of accrued interest
                                                     otherwise distributable on that class, which amount
                                                     will be added as principal to the principal balance
                                                     of that class on each applicable distribution date.
                                                     The accretion may continue until some specified event
                                                     has occurred or until the Accrual class is retired.




Indices Applicable to Floating Rate and Inverse Floating Rate Classes

 LIBOR

   The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

 LIBO Method

   If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

   Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

      (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

      (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

   o LIBOR as determined on the previous LIBOR determination date, or

   o the reserve interest rate.

   The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

   o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

   o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

      (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

   Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

 BBA Method

   If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

   If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

 COFI

   The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh
District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

   The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

 Treasury Index

   The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

 Prime Rate

   The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

   As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositories"). Except as described below, no person acquiring a book-entry security (each, a

"beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only
"securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

   A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

   Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

   Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

   Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

   Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

   Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

   On 17 January 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

   Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to

Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

   Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear
Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial
Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

   DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

   The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

   o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

   o the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

   o after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

   Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

   The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


                               Credit Enhancement


General

   Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See "The Agreements -- Realization upon Defaulted Loans -- Insurance

Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, or only certain classes and such credit enhancement may not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

   If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders ("Senior Securityholders") of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders ("Subordinated Securityholders") of subordinated securities (the "Subordinated Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior
Securities of a series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. In the event that delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

   If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

   As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination."

Insurance Policies, Surety Bonds and Guaranties

   If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Over-collateralization

   If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

   If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

   The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

   Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

     (i) obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/ or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

     (viii)securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

     (ix) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (x)   securities issued or guaranteed by GNMA, Fannie Mae or Freddie Mac;
           and

     (xi) other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

   If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

   If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults. Primary Mortgage Insurance Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

   o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

   o failure to construct a Property in accordance with plans and specifications.

   A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

   If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

   The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

   o the cost of repair to or replacement of the damaged Property, or

   o upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the Property.

   If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

   No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

   So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

   To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

   If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Mortgage Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

   To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

   If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

   If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Financial Instruments

   If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

   o to convert the payments on some or all of the mortgage loans, private securities or agency securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

   o to provide payments in the event that any index rises above or falls below specified levels; or

   o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

   If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.


                      Yield and Prepayment Considerations


   The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

   The rate of prepayment on the loans cannot be predicted. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of junior lien home equity loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

   Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

   Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

   Under certain circumstances, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund upon the occurrence of a specific trigger event, such as the reduction of the principal amount of the loans to a specified percentage of the original balance of the loans, thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".

   The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 The Agreements


   Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

   Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

   In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

   o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

   o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

   o an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior liens on the Property, as may be specified in the related prospectus supplement or the related Agreement.

   The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

   With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

   o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

   o the original security agreement,

   o the proprietary lease or occupancy agreement,

   o the recognition agreement,

   o an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

   o any other document specified in the related prospectus supplement.

   The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the depositor, and the depositor will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the trustee may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

   Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

   Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

   o each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

   o the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

   o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

   o the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

   o before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

   The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

   The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iii) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the trustee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

   The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

   o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

   o all payments on account of interest on the loans, net of applicable servicing compensation;

   o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

   o all proceeds of any loan or Property in respect thereof purchased by the servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

   o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

   o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

   o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

   The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

   o to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

   o to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

   o to reimburse the servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

   o to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

   o to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

   o to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

   o to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

   o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

   o to clear and terminate the Security Account upon termination of the Agreement.

   In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

   If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See

"Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments". Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date. See "Description of the Securities -- Reports to Securityholders." The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

   In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the Pre-Funding feature as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-servicing by Sellers

   Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the servicer alone were servicing the loans.

Collection Procedures

   The servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

   In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with the assumption of any loan, the terms of the related loan may not be changed.

   With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

Hazard Insurance

   In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to the lesser of

   o the maximum insurable value of the improvements securing the loan or the greater of

     (1)   the outstanding principal balance of the loan, and

     (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

   All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

   o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

   o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

   The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

   If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

   If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

   The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the loan; second, to reimburse the servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

Realization upon Defaulted Loans

   Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Servicing and Other Compensation and Payment of Expenses

   The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Servicing Fee"). As compensation for its servicing duties, a sub-servicer will be entitled to a monthly sub-servicing fee as described in the related prospectus supplement. In addition, generally, the servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

   The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

   Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

   Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Servicer and the Depositor

   The servicer(s) will be named in the related Prospectus Supplement. The entity(ies) acting as servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may be an affiliate(s) of the depositor and may have normal business relationships with the depositor or the depositor's affiliates. If there is no master servicer named in the related Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the servicer.

   Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

   In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that

   o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

   o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights upon Event of Default

   Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

   o any failure by the Servicer to deposit in the Security Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for one day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

   o any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

   o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

   o the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

   o the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

   The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor, the trustee or all of the holders of the class of certificates designated in the prospectus supplement may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

   Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

   Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

   o a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

   o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

   o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

   If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series affected thereby, or such other class of notes specified in the applicable prospectus supplement, have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

   If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless

   o the holders of 100% of the percentage interests of the notes of the series consent to the sale,

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of more than 50% of the percentage interests of the notes of the series.

   In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

   Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

Amendment

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor and the trustee, without the consent of any of the securityholders,

     (a)   to cure any ambiguity;

     (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

     (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it;

     (d)   to add to the duties of any party thereto; or

     (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement,

provided that the action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains (a) an opinion of counsel to such effect, or (b) a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

   In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby or of all classes, if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

   o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

   o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

   If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

   Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of

      (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and

      (ii) the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), or other person specified in the related prospectus supplement from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

   Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Code.

   Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

   In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

   The trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates. If there is no master servicer named in the related Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the trustee.

The Master Servicer

   The master servicer under each Agreement will be named in the related Prospectus Supplement. The entity acting as master servicer under each Agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related Prospectus Supplement does not name a master servicer, references in this prospectus to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.


                           Legal Aspects of the Loans


   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

   Mortgages. The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California and other jurisdictions instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner.

Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

   Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

   Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

   Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

   Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-sale Clauses

   Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Soldiers' and Sailors' Civil Relief Act

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender.
It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

   To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

   The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

   Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

Home Ownership and Equity Protection Act of 1994

   Some loans and contracts, known as "High Cost Loans", may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or "Homeownership Act", if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recision rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

   In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

   Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.


                    Material Federal Income Tax Consequences


   The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

   This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

   In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

   In this discussion, when we use the term:

   o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

   o "Code," we mean the Internal Revenue Code of 1986, as amended;

   o "IRS," we mean the Internal Revenue Service;

   o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

   o "Foreign Person," we mean any person other than a U.S. Person; and

   o "U.S. Person," we mean (i) a citizen or resident of the United States;
     (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

   This discussion addresses the following four types of securities:

   o REMIC certificates,

   o FASIT certificates,

   o notes issued by a trust, including a trust for which a REIT election has been made, and

   o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

   The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

   REMIC Certificates Generally. With respect to each series of REMIC certificates, McKee Nelson LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of
Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

   A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

   We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

   A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

   If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

   To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

   FASIT Certificates Generally. With respect to each series of FASIT certificates, Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

   FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

   Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

   The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

   The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

   Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

   On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would only become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

   Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC or FASIT election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

   With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

   Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC or FASIT election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.

Taxation of Securities Treated as Debt Instruments

   When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii) notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations) and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

   Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

   For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

   The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

   To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

   If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

   The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

   The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

   For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

   Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

   Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in
Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

   Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

   Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

   Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

   If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

   Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

   Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under
Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

   Treatment of Losses. Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

   Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

   Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

   Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to

United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

   Information Reporting. Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

   Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person (other than payments of interest that is effectively connected with the Foreign Person's conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

   If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

   Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

   Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

   Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

   For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

   Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

   Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

   Basis Rules and Distributions. A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

   A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

   A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

   The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

   Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

   Inducement Payments. The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear. We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

   Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable
AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

   In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

   Noneconomic REMIC Residual Certificates. A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

   A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt
Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

   All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

   Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

   Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, and the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due.

   Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under the existing safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distribution on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the AFR. The New Proposed Regulations have a proposed effective date of February 4, 2000.

   Following the issuance of the New Proposed Regulations, the IRS issued Revenue Procedure 2001-12, which creates two additional safe harbors for transfers of non-economic residual interests. Each safe harbor imposes requirements in addition to the two requirements in the existing REMIC regulations. Under the first safe harbor, the transferor is required to comply with the New Proposed Regulations. Under the second safe harbor, the transferee also must be an "eligible corporation" within the meaning of
Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative) having, at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of transfer, gross assets of more than $100 million and net assets of more than $10 million and that transferee must represent that it will only transfer the residual interest to another domestic "C" corporation. To qualify under this alternative, the facts and circumstances at the time of transfer cannot reasonably indicate that the taxes associated with holding the REMIC residual certificate will not be paid. Moreover, the transferee cannot be a foreign branch of an eligible corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the REMIC residual certificate.

   The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

   Restrictions on Transfers of Residual Certificates to Foreign
Persons. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

   Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

   Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

   Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

   The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning
Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

   Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

   An Ownership certificate represents the residual equity interest in a FASIT. As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT Certificates Generally" above.

   A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

   Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

   The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

   o the receipt of income derived from assets that are not permitted assets,

   o certain dispositions of permitted assets,

   o the receipt of any income derived from any loan originated by a FASIT, and

   o in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trusts Certificates

   For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped
Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

   Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

   Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

   Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

   Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

   For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

   A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

   In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

   Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Taxation of Standard Certificates. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

   For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

   Trust Expenses. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and
(ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

   Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains

   Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

   Foreign Persons. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

Partner Certificates

   If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

   Security Owner's Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

   A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "- Grantor Trust Certificates - Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

   Distributions. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

   A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

   If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

   Sale or Exchange of a Partner Certificate. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

   Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

   Section 754 Election. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

   Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

   Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

   Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under
Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

   Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

   In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

   REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through
(x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

   In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

   REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be "permitted assets" within the meaning of
Section 860L(c)(1) of the Code with respect to FASITs.

   The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small

Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

   The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under
Section 856(c)(5)(B) of the Code.

   For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

   As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

   FASIT Regular Certificates. FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates" above.

   Non-REMIC and non-FASIT Debt Securities. Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

   Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

   Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

   Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

   Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.


                       State and Local Tax Considerations


   In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

   For example, a REMIC or FASIT or Non-REMIC or Non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA Considerations


General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

   A Plan's investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the certificates are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

   The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of certificates underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

   For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of certificates.

   Among the general conditions that must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief under the Exemption are:

   o The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   o Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a "Designated
     Transaction"), the Exemption only applies to certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the trust fund;

   o The certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

   o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below;

   o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

   o The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

   o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition and
(3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

   A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied for that certificate.

   The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a certificate may not be purchased by or sold to a Plan in such circumstances other than to an insurance company general account pursuant to Prohibited Transaction Class Exemption ("PTCE") 95-60.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of
Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of certificates.

   The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed 25%.

     (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

     (3) The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

     (4) The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

     (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer:

   o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

   o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

   (6) The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

   (7) Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

   (8) The prospectus or prospectus supplement must describe:

   o the pre-funding account and/or capitalized interest account used in connection with the pre-funding account;

   o the duration of the pre-funding period;

   o the percentage and/or dollar amount of the pre-funding limit for the issuer; and

   o that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

   (9) The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

   With respect to each transaction specified in a related prospectus supplement, there will be sufficient obligations identified prior to the closing date so that these obligations, if transferred to the trust after the closing date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the pre-funding limit. In addition, these obligations would meet the same terms and conditions for eligibility as the original obligations used to create the trust and other conditions required under the Exemption.

   The certificates may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of certificates will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of certificates that includes such features.

   To the extent the certificates are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those certificates ("Non-Equity Certificates") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Certificates, the purchase of Non-Equity Certificates using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Certificates may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

   In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Certificates by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

   Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

   Any Plan fiduciary considering whether to purchase a certificate on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

   The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.


                                Legal Investment


   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

   All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.


                             Method of Distribution


   Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

   o by negotiated firm commitment underwriting and public reoffering by underwriters;

   o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

   o by placement directly by the depositor with institutional investors.

   A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the securities Act of 1933 or will contribute to payments required to be made in respect thereof.

   Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

   If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.


                                 Legal Matters


   The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Mckee Nelson LLP, 1919 M Street, N.W., Washington, D.C. 20036.


                             Financial Information

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     Rating


   It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

   A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities.

A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                    ANNEX I

                      Global Clearance, Settlement and Tax
                            Documentation Procedures

   Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

   Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

   Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


                               Initial Settlement


   The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

   Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            Secondary Market Trading


   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

   Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

   Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

   As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

   Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

   Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

   Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           Certain U.S. Federal Income Tax Documentation Requirements


   A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8 or W-8BEN). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

   Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-
8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding).

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

   The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                             INDEX OF DEFINED TERMS


                                                                            Page
                                                                            ----
Agreement ...............................................................     14
APR .....................................................................     17
Available Funds .........................................................     29
beneficial owner ........................................................     38
benefit plan investors ..................................................     95
BIF .....................................................................     53
Capitalized Interest Account ............................................     55
CERCLA ..................................................................     67
Class Security Balance ..................................................     29
Clearstream, Luxembourg .................................................     39
Code ....................................................................     28
COFI securities .........................................................     36
Collateral Value ........................................................     18
Combined Loan-to-Value Ratio ............................................     17
cooperative loans .......................................................     15
cooperatives ............................................................     15
Cut-off Date Principal Balance ..........................................     27
Definitive Security .....................................................     38
Designated Transaction ..................................................     96
Detailed Description ....................................................     15
DOL .....................................................................     95
DTC .....................................................................     37
Eleventh District .......................................................     35
ERISA ...................................................................     95
European Depositories ...................................................     37
Exemption ...............................................................     95
FHLBSF ..................................................................     35
fiduciary ...............................................................     95
Financial Intermediary ..................................................     38
Fitch ...................................................................     96
Funding Period ..........................................................     54
Garn-St Germain Act .....................................................     69
Guide ...................................................................     21
Indenture ...............................................................     26
Insurance Proceeds ......................................................     53
Insured Expenses ........................................................     53
L/C Bank ................................................................     42
L/C Percentage ..........................................................     43
Liquidation Expenses ....................................................     53
Liquidation Proceeds ....................................................     53
Loan Rate ...............................................................     15
Loan-to-Value Ratio .....................................................     17
MGT/EOC .................................................................     40
Moody's .................................................................     44
Mortgage ................................................................     51
National Cost of Funds Index ............................................     36
NCUA ....................................................................    108
Non-Equity Certificates .................................................     98
OTS .....................................................................     36




                                                                            Page
                                                                            ----
Parties in Interest .....................................................     95
Pass-Through Rate .......................................................     14
Permitted Investments ...................................................     44
Plans ...................................................................     95
Policy Statement ........................................................    100
Pool Insurance Policy ...................................................     45
Pool Insurer ............................................................     45
Pooling and Servicing Agreement .........................................     26
Pre-Funded Amount .......................................................     54
Pre-Funding Account .....................................................     54
Pre-Funding Limit .......................................................     97
Primary Mortgage Insurance Policy .......................................     16
Prime Rate ..............................................................     37
Principal Prepayments ...................................................     30
Properties ..............................................................     16
PTCE ....................................................................     97
Purchase Price ..........................................................     26
Rating Agency ...........................................................    101
RCRA ....................................................................     68
Record Date .............................................................     27
Refinance Loan ..........................................................     18
Relevant Depositary .....................................................     37
Relief Act ..............................................................     70
Retained Interest .......................................................     27
Rules ...................................................................     38
S&P .....................................................................     96
SAIF ....................................................................     53
Sale and Servicing Agreement ............................................     14
secured creditor exclusion ..............................................     67
Securities Act ..........................................................     18
Security Account ........................................................     53
Security Owners .........................................................     37
Security Register .......................................................     27
Sellers .................................................................     14
Senior Securities .......................................................     42
Senior Securityholders ..................................................     42
Servicing Fee ...........................................................     58
significant .............................................................     95
Single Family Properties ................................................     17
SMMEA ...................................................................     99
Subordinated Securityholders ............................................     42
Subsequent Assets .......................................................     97
Subsequent Loans ........................................................     54
Terms and Conditions ....................................................     40
Title V .................................................................     70
Trust Agreement .........................................................     26
Trust Fund Assets .......................................................     14
UCC .....................................................................     66
underwriter .............................................................     95

                                  $286,339,321
                                 (Approximate)


                   AEGIS ASSET BACKED SECURITIES CORPORATION



                    Mortgage Loan Asset Backed Certificates,
                                 Series 2003-1








                           Aegis Mortgage Corporation
                                     Seller



                   Aegis Asset Backed Securities Corporation
                                   Depositor







                           [AEGIS MORTGAGE CORP. LOGO]







                      Chase Manhattan Mortgage Corporation
                                    Servicer





                             PROSPECTUS SUPPLEMENT
                                 April 17, 2003





LEHMAN BROTHERS                              COUNTRYWIDE SECURITIES CORPORATION